UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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COINBASE GLOBAL, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of 2022 Annual Meeting of Stockholders
April 20, 2022
Dear Stockholders:
We invite you to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Coinbase Global, Inc., a Delaware corporation, which will be held virtually on Wednesday, June 1, 2022 at 9:30 a.m. Pacific Time. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/COIN2022, where you will be able to listen to the meeting live and vote your shares online during the meeting, just as you could at an in-person meeting. We believe that a virtual stockholder meeting is aligned with our values as a remote-first company and enables participation from our global community.
We will hold the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement (the “Proxy Statement”):
1.	To elect Frederick Ernest Ehrsam III, Tobias Lütke, and Fred Wilson to serve until our 2023 annual meeting of stockholders or until such director’s successor is duly elected and qualified;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022;
3.	To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in the Proxy Statement; and
4.	To select, on a non-binding advisory basis, whether future advisory votes on the compensation of our Named Executive Officers should be held every one, two, or three years.
We will also consider any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. At this time, we are not aware of any other matters to be submitted for consideration at the Annual Meeting.
Our Board of Directors has fixed the close of business on April 8, 2022 as the record date for the Annual Meeting. Only stockholders of record on April 8, 2022 are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available upon request for examination for 10 days prior to the Annual Meeting by contacting us via email at investor@coinbase.com. The stockholder list will also be available online during the Annual Meeting. Further information regarding voting rights, the matters to be voted upon and instructions to attend the Annual Meeting is presented in the Proxy Statement.
The Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”) is first being mailed on or about April 20, 2022 to all stockholders entitled to vote at the Annual Meeting. You will be asked to enter the 16-digit control number located on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials to attend the Annual Meeting.

Every stockholder vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible by internet, telephone, or mail to ensure your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend the Annual Meeting. Returning the proxy does not affect your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. For additional instructions on attending the Annual Meeting or voting your shares, please refer to the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting” in the Proxy Statement.
Thank you for your ongoing support and continued interest in Coinbase.
By Order of the Board of Directors,

Paul Grewal
Chief Legal Officer & Secretary
Important Notice Regarding Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 are available at: www.proxyvote.com.

Proxy Statement for 2022 Annual Meeting of Stockholders

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting.
Information about our 2022 Annual Meeting of Stockholders
Date and Time: Wednesday, June 1, 2022, at 9:30 a.m. Pacific Time.
Location: The Annual Meeting will be a completely virtual meeting. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/COIN2022, where you will be able to listen to the meeting live and vote your shares online during the meeting.
Record Date: April 8, 2022. Holders of our Class A common stock or Class B common stock as of the close of business on the Record Date may vote at the Annual Meeting. Our Class A common stock and Class B common stock are collectively referred to in this Proxy Statement as our “common stock.”
Voting Matters and Board of Directors Recommendations:
Proposals		Board Recommendation	Page Numbers for Additional Information
1	Election of Directors	FOR ALL	15
2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	16
3	Advisory Vote on the Compensation of Our Named Executive Officers	FOR	18
4	Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers	3 YEARS	19
We will also transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Governance and Board of Directors Highlights
We are committed to sound corporate governance, which strengthens the accountability of our Board of Directors and promotes the long-term interests of our stockholders. The list below highlights some of our corporate governance practices, as discussed further in this Proxy Statement.
•	Majority of directors are independent (7 out of 8 current directors);
•	Board leadership structure where a Lead Independent Director is elected annually and has well-defined rights and responsibilities, separate from the Chairman of the Board of Directors;
•	All committees of the Board of Directors are 100% composed of independent directors;
•	Comprehensive risk oversight practices, including cybersecurity, data privacy, legal, and regulatory matters, and other critical evolving areas;
•	Independent directors conduct regular executive sessions;
•	Directors have regular access to management and maintain open communication and strong working relationships among themselves;
•	Each director attended at least 75% of the meetings of our Board of Directors and the committees on which they served during 2021; and
•	Annual Board of Directors, committee, and individual director self-evaluations.
i

Executive Compensation Highlights
Our executive compensation program is designed to focus our executives on the long-term performance of the Company. The list below highlights some aspects of our executive compensation program, as discussed further in this Proxy Statement.
•	Our program is simple: we offer a competitive base salary, and deploy equity awards that vest over a multi-year period as the primary pay-for-performance and incentive vehicle;
•	Our independent compensation consultant advises on executive compensation matters;
•	Our executive equity program serves to link our executives’ long-term compensation outcomes to company performance and therefore to the interests of stockholders over time; and
•	Risk and exposures are mitigated by strong oversight by our Compensation Committee.
ii

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Coinbase Global, Inc., a Delaware corporation (referred to herein as the “Company,” “Coinbase,” “we,” “us,” or “our”), is strongly committed to sound corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives with a view to enhancing long-term value for our stockholders. All of our directors, other than Mr. Armstrong, are independent within the meaning of the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”).
The following table includes information regarding each of the members of our Board of Directors, including their age, occupation, and length of service on our Board of Directors as of March 31, 2022. In addition, a biographical description for each is set forth below the table.
Name	Age	Position	Director Since
Directors with Terms Expiring at the Annual Meeting / Nominees for Director
Frederick Ernest Ehrsam III(1)	33	Director	March 2013
Tobias Lütke	41	Director	February 2022
Fred Wilson(1)(2)(3)	60	Lead Independent Director	January 2017
Continuing Directors
Brian Armstrong	39	Chairman of the Board of Directors & Chief Executive Officer	May 2012
Marc L. Andreessen(2)	50	Director	December 2020
Kathryn Haun(2)(3)	47	Director	May 2017
Kelly A. Kramer(1)	54	Director	December 2020
Gokul Rajaram(3)	47	Director	August 2020
(1)	Member of the Audit and Compliance Committee
(2)	Member of the Nominating and Corporate Governance Committee
(3)	Member of the Compensation Committee
Nominees for Director
Frederick Ernest Ehrsam III is our co-founder and has served as a member of our Board of Directors since March 2013. Since June 2018, Mr. Ehrsam has served as co-founder and a Managing Partner at Paradigm, a crypto-focused investment firm. Mr. Ehrsam also currently serves on the board of directors of a number of privately held companies. From November 2012 to January 2017, Mr. Ehrsam served as our President. Prior to our founding, Mr. Ehrsam was a foreign exchange trader at The Goldman Sachs Group, Inc., a multinational investment bank and financial services company, from July 2010 to June 2012. Mr. Ehrsam holds a B.S. in Computer Science and Economics from Duke University. We believe Mr. Ehrsam is qualified to serve on our Board of Directors because of the historical knowledge, operational expertise, leadership, and continuity that he brings to our Board of Directors as our co-founder, as well as his understanding of the market dynamics and developments within the crypto asset industry.
Tobias Lütke has served as a member of our Board of Directors since February 2022. Since September 2004, Mr. Lütke has served as co-founder and director of Shopify, Inc., an e-commerce company, and, since April 2008, has served as its Chief Executive Officer. Prior to this, Mr. Lütke served as Shopify’s Chief Technology Officer between September 2004 and April 2008. Mr. Lütke has worked on the core team of the Ruby on Rails, a server-side web application framework, and has created many popular open source libraries such as Active Merchant. We believe Mr. Lütke is qualified to serve on our Board of Directors because of his extensive business and leadership experience within the e-commerce and technology industries.
Fred Wilson has served as a member of our Board of Directors since January 2017 and as our Lead Independent Director since February 2021. Since June 2003, Mr. Wilson has served as a Partner at Union Square Ventures, a venture capital firm. Mr. Wilson has also served as a Managing Partner at Flatiron Partners, a private investment firm, since June 1996. Mr. Wilson has served as a member of the board of directors of Etsy, Inc., an e-commerce website, since June 2007 and has served as the Chairman of the board of directors of Etsy since October 2014. Mr. Wilson also currently serves on the boards of directors of a number of privately held companies. Mr. Wilson holds a S.B. in Mechanical Engineering from the Massachusetts Institute of Technology and an M.B.A. from the Wharton School at the University of Pennsylvania. We believe Mr. Wilson is qualified to serve as a member of our Board of Directors because of his extensive experience in the venture capital industry, his knowledge of technology companies, and his deep understanding of our business and operations as one of our early investors.
Continuing Directors
Brian Armstrong is our co-founder and has served as our Chief Executive Officer and a member of our Board of Directors since our inception in May 2012 and as Chairman of our Board of Directors since February 2021. Before our founding, Mr. Armstrong served as a software engineer at Airbnb, Inc., an online marketplace company, from May 2011 to June 2012. From August 2003 to May 2012, Mr. Armstrong served as the founder and Chief Executive Officer of Universitytutor.com, an online tutoring directory. Mr. Armstrong also previously served as a consultant for the enterprise risk management division at Deloitte & Touche LLP, an accounting and consulting firm, from July 2005 to November 2005. In January 2020, Mr. Armstrong founded ResearchHub Technologies, Inc., a scientific research development platform, where he currently serves as Chief Executive Officer and a member of the board of directors. In December 2021, Mr. Armstrong co-founded NewLimit, Inc., a healthcare research company, where he is an investor and a member of the board of directors. Mr. Armstrong holds a B.A. in Computer Science and Economics and an M.S. in Computer Science from Rice University. We believe Mr. Armstrong is qualified to serve on our Board of Directors because of the historical knowledge, operational expertise, leadership, and continuity that he brings to our Board of Directors as our co-founder and Chief Executive Officer.
Marc L. Andreessen has served as a member of our Board of Directors since December 2020. Mr. Andreessen is a co-founder and has been a general partner of Andreessen Horowitz, a venture capital firm, since July 2009. Previously, Mr. Andreessen co-founded and served as the Chairman of the board of directors of Opsware, Inc. (formerly known as Loudcloud Inc.), a software company, from September 1999 until its acquisition by Hewlett-Packard Company, an information technology company, in September 2007. Prior to that time, Mr. Andreessen served as Chief Technology Officer of America Online, Inc., an internet services company, during a portion of 1999. Mr. Andreessen also co-founded Netscape Communications Corporation, a software company, serving in various positions, including Chief Technology Officer and Executive Vice President of Products from April 1994 until it was acquired by America Online, an online service provider, in March 1999. Mr. Andreessen has served as a member of the board of directors of Meta Platforms, Inc. (formerly known as Facebook, Inc.), a social networking company, since June 2008, and as a member of the board of directors of Samsara Inc., an internet of things company, since May 2015. Mr. Andreessen also currently serves on the board of directors of a number of privately held companies. Mr. Andreessen previously served on the boards of directors of eBay Inc., an e-commerce company, from September 2008 to October 2014, Hewlett-Packard Company, an information technology company, from September 2009 to October 2015, and Hewlett Packard Enterprise Company, an enterprise information technology company, from November 2015 to April 2018. Mr. Andreessen holds a B.S. in Computer Science from the University of Illinois at Urbana-Champaign. We believe that Mr. Andreessen is qualified to serve as a member of our Board of Directors because of his extensive leadership and business experience with the venture capital and technology industries, as well as his service on the boards of directors of other privately and publicly held companies.
Kathryn Haun has served as a member of our Board of Directors since May 2017. Since January 2022, Ms. Haun has served as the founder and General Partner at Haun Ventures, a crypto-focused venture capital firm. From June 2018 to January 2022, Ms. Haun served as a general partner at Andreessen Horowitz, a venture capital firm. Ms. Haun also currently serves on the board of directors of a number of privately held companies. Ms. Haun has also periodically been a lecturer in management at the Stanford University Graduate School of Business since December 2017 and in law at the Stanford Law School since January 2016. From September 2006 to May 2017, Ms. Haun held several key positions at the U.S. Department of Justice, including Assistant U.S. Attorney & Digital Currency Coordinator, Counselor to the Attorney General, and Counsel to the Assistant Attorney General for National Security. Prior to that, Ms. Haun was an attorney at Sidley Austin LLP, a law firm, from 2001 to 2006, and clerked for Supreme Court Justice Anthony Kennedy from 2004 to 2005. Ms. Haun is a lifetime member of the Council on Foreign Relations. Ms. Haun holds a B.A. summa cum laude in International Relations from Boston University and a J.D. with Honors from Stanford Law School. We believe Ms. Haun is qualified to serve as a member of our Board of Directors because of her deep understanding of the crypto market and the regulatory issues related thereto, and her experience in investing in and advising technology companies.
Kelly A. Kramer has served as a member of our Board of Directors since December 2020. From January 2015 to December 2020, Ms. Kramer served as the Executive Vice President & Chief Financial Officer of Cisco Systems, Inc., a worldwide technology company. Prior to that, from January 2012 to January 2015, Ms. Kramer served in various finance roles at Cisco, including Senior Vice President, Corporate Finance and Senior Vice President, Business Technology and Operations Finance. Prior to Cisco, Ms. Kramer served in various finance roles at GE Healthcare Systems, including as Vice President & Chief Financial Officer, as well as in various finance roles at GE Healthcare Diagnostic Imaging and GE Healthcare Biosciences, all divisions of General Electric Company, a multinational conglomerate focusing on aviation, power, renewable energy, and digital industry. Ms. Kramer has served on the board of directors of Gilead Sciences, Inc., a biopharmaceutical company, since August 2016, and on the board of directors of Snowflake Inc., a cloud-data platform company, since January 2020. Ms. Kramer holds a B.S. in Mathematics from Purdue University. We believe Ms. Kramer is qualified to serve as a member of our Board of Directors because of her extensive financial expertise and management experience.
Gokul Rajaram has served as a member of our Board of Directors since August 2020. Since November 2019, Mr. Rajaram has served on the executive team of DoorDash, an on-demand prepared food delivery service. From July 2013 to October 2019, Mr. Rajaram held several key positions, including Caviar Lead and Register Lead, at Square, Inc., a financial technology company. Prior to Square, Mr. Rajaram served as Product Director of Ads at Meta Platforms, Inc. (formerly known as Facebook, Inc.), a social media company, from August 2010 to June 2013. Mr. Rajaram was Co-Founder and Chief Executive Officer of Chai Labs Inc., a semantic technology startup company, from December 2007 until it was acquired by Meta Platforms in September 2010. From January 2003 to November 2007, Mr. Rajaram served as Product Management Director for Google AdSense, an online advertising company. Mr. Rajaram previously served as a member of the board of directors of RetailMeNot, Inc., a multinational company that maintained a collection of coupon websites, from October 2013 until it was acquired by Harland Clarke Holdings Corp., a payment and marketing services firm, in May 2017. Mr. Rajaram has served as a member of the board of directors of Trade Desk Inc., a global technology company focused on the digital advertising space, since May 2018, and as a member of the board of directors of Pinterest, Inc., an image sharing and social media service, since February 2020. Mr. Rajaram also currently serves on the board of directors of a privately held company. Mr. Rajaram holds a B. Tech in Computer Science from the Indian Institute of Technology Kanpur, a M.S. in Computer Science from the University of Texas, and an M.B.A. from the MIT Sloan School of Management. We believe Mr. Rajaram is qualified to serve as a member of our Board of Directors because of his extensive experience working with the management teams of a number of privately and publicly held companies and his knowledge and extensive experience with product development.
There are no family relationships among our directors and executive officers.
Declassification of our Board of Directors
Our restated certificate of incorporation (the “Certificate of Incorporation”) initially established a classified board of directors, divided in three classes with staggered three-year terms. Under the classified board of directors structure, only one class of directors would be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder for their respective three-year terms. Under the classified board of directors structure: (i) directors in Class I, consisting of Frederick Ernest Ehrsam III and Fred Wilson, were to stand for election at the Annual Meeting; (ii) directors in Class II, consisting of Kathryn Haun, Kelly A. Kramer, and Gokul Rajaram, were to stand for election at the annual meeting of stockholders to be held in 2023; and (iii) directors in Class III, consisting of Marc L. Andreessen and Brian Armstrong, were to stand for election at the annual meeting of stockholders to be held in 2024.
Pursuant to the terms of our Certificate of Incorporation, our Board of Directors remains classified until the date on which the Company certifies that Brian Armstrong, the Chairman of our Board of Directors and Chief Executive Officer, and his affiliated entities hold a majority of the voting power of all the then-outstanding shares of our capital stock entitled to vote (we refer to such date as a “staggered board end date”).

Subsequent to Mr. Armstrong becoming the beneficial owner of over a majority of the voting power of our outstanding capital stock in May 2021 and upon the direction of our Board of Directors, the company certified Mr. Armstrong’s voting power, resulting in a staggered board end date. Pursuant to the terms of our Certificate of Incorporation, following each staggered board end date, all directors will be elected for annual terms following the expiration of their initial classified terms. If, following any staggered board end date, Mr. Armstrong and his affiliated entities cease to hold a majority of the voting power of all the then-outstanding shares of our capital stock, our Board of Directors will revert to being divided in three classes with staggered three-year terms as described above until a subsequent staggered board end date.
Independence of Directors
Our Class A common stock is listed on Nasdaq. The listing rules of Nasdaq generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, or be an affiliated person of the listed company or any of its subsidiaries. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of Nasdaq.
Our Board of Directors conducts an annual review of the independence of our directors. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board of Directors determined that Marc L. Andreessen, Frederick Ernest Ehrsam III, Kathryn Haun, Kelly A. Kramer, Tobias Lütke, Gokul Rajaram, and Fred Wilson, representing seven of our eight current directors, are “independent directors” as defined under the applicable rules, regulations, and listing standards of Nasdaq and the applicable rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”). Our Board of Directors has also determined that all members of our Audit and Compliance Committee, Compensation Committee, and Nominating and Corporate Governance Committee satisfy the relevant SEC and Nasdaq independence requirements for service on such committees.
Board Leadership Structure and Role of Our Lead Independent Director
Our Nominating and Corporate Governance Committee periodically considers the leadership structure of our Board of Directors and makes such recommendations to our Board of Directors as our Nominating and Corporate Governance Committee deems appropriate. Our Board of Directors believes it is important to have flexibility in selecting the Chairman of the Board of Directors (“Chairman”) and our board leadership structure. Accordingly, our Corporate Governance Policy allows for the positions of Chairman of the Board of Directors & Chief Executive Officer to be held by the same person. The Board of Directors believes that it is currently in the best interest of Coinbase and its stockholders for Brian Armstrong to serve in both roles. While our independent directors bring experience, oversight, and expertise from outside of our Company, Mr. Armstrong brings current Company-specific experience and insight developed from co-founding and leading Coinbase since its inception. Our Board of Directors believes that Mr. Armstrong’s strategic vision for our business, his in-depth knowledge of our platform and operations and the crypto industry, and his experience as our Chief Executive Officer since 2012 make him well qualified to serve as both our Chairman & Chief Executive Officer.

Our Corporate Governance Policy provides that, when the positions of Chairman & Chief Executive Officer are held by the same person, our Board of Directors will designate a “lead independent director” from among its members that are independent directors (the “Lead Independent Director”). In February 2021, our Board of Directors appointed Fred Wilson as our Lead Independent Director. As our Lead Independent Director, Mr. Wilson is responsibilities include, among other things:
•	scheduling and setting the agenda for meetings of the Board of Directors in consultation with the Chairman;
•	serving as chairman of Board meetings when the Chairman is not present;
•	presiding at executive sessions of independent directors;
•	serving as a liaison between the Chairman and the independent directors;
•	consulting with the Chairman regarding the information sent to our Board of Directors in connection with its meetings;
•	having the authority to call meetings of our Board of Directors and meetings of the independent directors;
•	being available under appropriate circumstances for consultation and direct communication with stockholders;
•	recommending the retention of advisors and consultants who report directly to the Board of Directors; and
•	performing such other functions and responsibilities as requested by our Board of Directors from time to time.
Our Board of Directors believes that the responsibilities assigned to Mr. Wilson as our Lead Independent Director helps ensure a dedicated, independent, and active Board of Directors and, moreover, that the leadership structure of Mr. Wilson serving as our Lead Independent Director and Mr. Armstrong’s combined role of Chairman & Chief Executive Officer creates an appropriate balance in Coinbase’s leadership, enabling strong leadership while effectively maintaining the Board of Directors’ independence and oversight of management.
Board of Directors Composition
The table below provides certain highlights of the composition of our Board of Directors as of March 31, 2022. Each of the categories listed in the table below has the meaning set forth in Nasdaq Rule 5605(f).
Board of Directors Diversity Matrix
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	—	2
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	2

Board of Directors and Committee Meetings and Attendance
Our Board of Directors and its committees meet regularly throughout the year, and also hold special meetings from time to time. During 2021, our Board of Directors met eight times, the Audit and Compliance Committee met eight times, the Compensation Committee met seven times, and the Nominating and Corporate Governance Committee met six times.
During 2021, each member of our Board of Directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served.
Executive Sessions
The independent directors regularly meet in executive sessions without management to promote open and honest discussion. Our Lead Independent Director, Mr. Wilson, is the presiding director at these meetings.
Committees of Our Board of Directors
Our Board of Directors has established an Audit and Compliance Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our Board of Directors that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. Copies of the charters for each committee are available on our Investor Relations website at investor.coinbase.com. Members serve on these committees until their resignations or until otherwise determined by our Board of Directors.
Audit and Compliance Committee
Our Audit and Compliance Committee is comprised of Ms. Kramer and Messrs. Ehrsam and Wilson. Ms. Kramer is the chairperson of our Audit and Compliance Committee. Ms. Kramer and Messrs. Ehrsam and Wilson each meet the requirements for independence under the Nasdaq listing standards and SEC rules and regulations. In addition, our Board of Directors has determined that Ms. Kramer is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose on her any duties, obligations, or liabilities that are greater than are generally imposed on members of our Audit and Compliance Committee and our Board of Directors. Each member of our Audit and Compliance Committee is financially literate. Our Audit and Compliance Committee is directly responsible for, among other things:
•	selecting a firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;
•	ensuring the independence of the independent registered public accounting firm;
•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•	considering the adequacy of our internal controls and internal audit function;
•	inquiring about significant risks, reviewing our policies for risk assessment and risk management, including cybersecurity risks, and assessing the steps management has taken to control these risks;
•	reviewing and discussing with management our financial statements and the reports we file with the SEC;
•	reviewing and overseeing our policies related to legal compliance risks;
•	reviewing and overseeing related party transactions for which review or oversight is required by applicable law or otherwise implicate disclosure requirements; and
•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee
Our Compensation Committee is comprised of Ms. Haun and Messrs. Rajaram and Wilson. Mr. Wilson is the chairperson of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the Nasdaq listing standards and SEC rules and regulations, including Rule 10C-1 under the Exchange Act. Each member of this committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee is responsible for, among other things:
•	reviewing and approving, or recommending that our Board of Directors approve, the compensation and the terms of any compensatory agreements of our executive officers;
•	reviewing and recommending to our Board of Directors the compensation of our directors;
•	administering and interpreting our cash- and equity-based compensation plans and programs;
•
reviewing with management our organization and people activities, which include, among other things, matters relating to our demographics, talent management and development, employee engagement, retention and attrition, pay equity, and diversity and inclusion;

•	reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity plans; and
•	establishing our overall compensation strategy.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is comprised of Ms. Haun and Messrs. Andreessen and Wilson. Ms. Haun is the chairperson of our Nominating and Corporate Governance Committee. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the Nasdaq listing standards and SEC rules and regulations. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•	identifying, considering, and recommending candidates for membership on our Board of Directors;
•	recommending directors to serve on board committees;
•	reviewing and making recommendations to our Board of Directors regarding our company policies, including our corporate governance policy;
•	reviewing succession plans for senior management positions, including the Chief Executive Officer;
•	reviewing and assessing with management corporate responsibility and sustainability, including environmental, social, and corporate governance matters of significance to us;
•	evaluating, and overseeing the process of evaluating, the performance of our Board of Directors, each committee, and individual directors; and
•	assisting our Board of Directors on corporate governance matters.
Compensation Committee Interlocks and Insider Participation
None of the current members of our Compensation Committee, or any member that served during the past fiscal year, is or has been at any time an officer or employee of our Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Compensation Committee or our Board of Directors. See the section titled “Certain Relationships and Related Party Transactions” for information about related party transactions involving members of our Compensation Committee.
Director Qualifications
With the goal of developing a diverse, experienced, and highly qualified Board of Directors, the Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board of Directors the desired qualifications, expertise, and characteristics of members of our Board of Directors, including any specific minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for membership on our Board of Directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board of Directors to possess.
Because the identification, evaluation, and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors and will be significantly influenced by the particular needs of our Board of Directors from time to time, our Board of Directors has not adopted a specific set of minimum qualifications, qualities, or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory, and Nasdaq listing requirements and the provisions of our Certificate of Incorporation, Amended and Restated Bylaws (the “Bylaws”), Corporate Governance Policy, and charters of the committees of our Board of Directors. In its evaluation of director candidates, our Nominating and Corporate Governance Committee will consider the current size and composition, organization and governance of our Board of Directors, and the needs of our Board of Directors and its committees. In addition, the Nominating and Corporate Governance Committee may take into consideration many other factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, and ability to devote adequate time and effort to responsibilities of our Board of Directors in the context of its existing composition. While we have no formal policy regarding board diversity for our Board of Directors as a whole nor for each individual member, the Nominating and Corporate Governance Committee does consider such additional factors as gender, race, ethnicity and experience, area of expertise, as well as other individual attributes that contribute to the total diversity of viewpoints and experience represented on the Board of Directors. Our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Through the nomination process, the Nominating and Corporate Governance Committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds, and other characteristics that are expected to contribute to our Board of Directors’ overall effectiveness. The brief biographical description of each director set forth above in the sections titled “–Nominees for Director” and “–Continuing Directors” includes a summary of the individual experience, qualifications, attributes, and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board of Directors at this time.
Nomination to the Board of Directors
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our Certificate of Incorporation, our Bylaws, our Corporate Governance Policy, and the criteria approved by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders, and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate. In addition, the Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth in the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting–What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of our Board of Directors, or one or more individual members of our Board (including our Chairman or Lead Independent Director, if any) may do so by sending written communications via email to secretary@coinbase.com. All stockholder communications we receive that are addressed to our Board of Directors will be reviewed and compiled by our Secretary and provided to the members of our Board of Directors, as appropriate and in accordance with our internal policies. If the correspondence is not addressed to a particular director, such correspondence will be forwarded, depending on the subject matter, to the Chair of the Audit and Compliance Committee, Compensation Committee, or Nominating and Corporate Governance Committee. Sales materials, abusive, threatening, or otherwise inappropriate materials and items unrelated to the duties and responsibilities of our Board of Directors will not be provided to our directors.
Board of Directors and Committee Self-Evaluations
Throughout the year, our Board of Directors discusses corporate governance practices with management and third-party advisors to ensure that the Board of Directors and its committees follow practices that are optimal for the Company and its stockholders. We conducted the first evaluation of our Board of Directors and its committees as a public company in April 2022. As part of this process, each member of our Board of Directors individually meets with outside counsel to discuss their assessment of the performance of the Board of Directors and its committees, their own performance, and the performance of fellow members of the Board of Directors. The Chair of our Nominating and Corporate Governance Committee shares feedback received with individual members of the Board of Directors, with the Nominating and Corporate Governance Committee, and with the full Board of Directors. Our Board of Directors then reviews and discusses the feedback.
Board Attendance at Annual Stockholders’ Meeting
Pursuant to our Corporate Governance Policy, we invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We completed our direct listing in April 2021 and did not have an annual meeting of stockholders in 2021.
Our Board of Directors’ Role in Risk Oversight
Our Audit and Compliance Committee is primarily responsible for overseeing our risk management processes. Our Audit and Compliance Committee determines our appropriate level of risk, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our Audit and Compliance Committee administers this risk management oversight function, our Board of Directors oversees the Audit and Compliance Committee’s work, with each other committee of our Board of Directors assisting in discharging its oversight duties and in addressing risks inherent in their respective areas. The Audit and Compliance Committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our procedures and related policies with respect to risk assessment and risk management. Our Audit and Compliance Committee also reviews matters relating to compliance, cybersecurity, and security, and reports to our Board of Directors regarding such matters. The Compensation Committee reviews risks and exposures associated with our compensation plans and programs. The Nominating and Corporate Governance Committee reviews and assesses risks relating to our corporate governance practices, reviews and assesses our performance, risks, controls, and procedures relating to corporate responsibility, reviews the independence of our Board of Directors, and reviews and discusses our Board of Directors’ leadership structure and role in risk oversight. We believe this division of responsibilities is an effective approach for addressing the risks we face and that the leadership structure of our Board of Directors supports this approach.
Personal Data Protection and Cybersecurity Risk Oversight
Securing the personal information and other data of our users, customers, employees, partners, and other third parties is important to us. We have adopted physical, technological, and administrative controls to support our data security and data governance framework, and have a defined procedure for incident detection, containment, response, and remediation. While everyone at our Company plays a part in managing these risks, oversight responsibility is shared by our Board of Directors, our Audit and Compliance Committee, and senior management.
Management provides regular cybersecurity updates to our Audit and Compliance Committee at every quarterly meeting and the Audit and Compliance Committee regularly reviews metrics about cyber threat response preparedness, program maturity milestones, risk mitigation status, and the current and emerging threat landscape. Additionally, our Board of Directors receives regular updates on matters related to our data privacy and cybersecurity approach, including necessary risk mitigations to bolster and enhance our data protection and data governance framework as well as quarterly updates and presentations from the stakeholders responsible for the Company’s data privacy and cybersecurity programs to understand the nature of any key risks identified and how these risks are being addressed. These quarterly updates and presentations also include discussions of the growth of the internal organizations responsible for safeguarding data and establishing privacy and security controls and the status and evolution of internal tooling necessary to support the privacy and security demands of the Company’s customer-facing systems. In addition, the Coinbase Global Information Security Program Policy requires an annual review that must be presented to and approved by the Board of Directors, mandates that a cybersecurity risk assessment must be conducted at least annually, and provides that the Chief Security Officer is responsible for recommending changes to the Board of Directors based on that risk assessment. We also engage third-party security experts for risk assessments and program enhancements and maintain information security risk insurance coverage.
Further, we maintain internal policies that govern our personal data protection practices, and have established protections such as access controls, data handling requirements, and data minimization safeguards, based on the type of consumer information and its sensitivity, as well as measures designed to prevent unauthorized data use or disclosure. We provide privacy and security training to all employees, and specialized training for teams whose responsibilities include directly handling or processing consumer data. Additionally, we perform rigorous vetting and enforce contractual requirements for third-party partners with whom we may need to share consumer data, such as vendors and service providers. We publish a consumer-facing Privacy Policy on our website and app, which describes the types of consumer information we obtain and how we use it, why we may share information with external parties such as law enforcement and service providers, and how we honor customers’ rights of access, export, rectification, and deletion, among others.
Oversight of Corporate Strategy
Our Board of Directors actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities, potential corporate development opportunities, and risk management. At its regularly scheduled meetings and throughout the year, our Board of Directors receives information and formal updates from our management and actively engages with the senior leadership team with respect to our corporate strategy. Our Board of Directors’ diverse skill set and experience enhances their ability to support management in the execution and evaluation of our corporate strategy.
Management Succession Planning
Our Board of Directors recognizes that one of its most important duties is its oversight of succession planning for our senior management positions, including our Chief Executive Officer. Our Board of Directors has delegated primary oversight responsibility for succession planning for our senior management positions, including our Chief Executive Officer, to the Nominating and Corporate Governance Committee. Our Board of Directors continues to regularly evaluate its succession planning to ensure that we are well-positioned to continue to execute on our corporate strategy. Our succession planning covers identification of internal and external candidates, and professional and leadership plans for internal candidates. The criteria used to assess potential candidates for our senior management positions, including our Chief Executive Officer, includes consideration of strategic vision, organizational and operational needs, competitive challenges, leadership and management potential, and emergency situations.
Corporate Governance Policy
Our Board of Directors has adopted a Corporate Governance Policy to encourage effective policy and decision making at both the Board of Directors and management levels. Our Corporate Governance Policy addresses items such as responsibilities for directors, director independence standards, board committee structure and functions, and other matters related to the governance of Coinbase. Our Nominating and Corporate Governance Committee reviews the Corporate Governance Policy periodically, and changes are recommended to our Board of Directors as warranted. Our Corporate Governance Policy is available on our Investor Relations website at investor.coinbase.com.

Code of Business Conduct & Ethics
We are committed to the highest standards of legal, honest, and ethical business practices and, accordingly, we have adopted a Code of Business Conduct & Ethics (“Code of Conduct”) that summarizes the ethical standards for all the members of our Board of Directors, officers, employees, consultants, agents, representatives, and independent contractors. Our Code of Conduct is available on our Investor Relations website at investor.coinbase.com. We intend to disclose future amendments to certain portions of the Code of Conduct or waivers of such provisions granted to executive officers and directors on the same website, as permitted under applicable rules of Nasdaq and the SEC.
Stock Ownership Guidelines
To further align the interests of our non-employee directors with those of our stockholders and based on a recommendation by our Compensation Committee, in February 2021 our Board of Directors adopted minimum stock ownership guidelines applicable to our non-employee directors. Under our guidelines, each non-employee director is required to accumulate and maintain holdings of our shares with a value equal to or exceeding $250,000 within five years from initially becoming a non-employee director (the “Compliance Date”). If a non-employee director has not met the stock ownership requirement by the Compliance Date, then such non-employee director will be required to retain at least 25% of the total number of shares acquired by such non-employee director following the grant, exercise, or settlement of any equity award, as applicable. As of December 31, 2021, all of our non-employee directors either met the stock ownership requirement or were on track to comply with these stock ownership guidelines by the Compliance Date.
Corporate Responsibility
We believe that corporate responsibility initiatives are important to our business and in creating value for our stockholders and wider stakeholder group. Our Board of Directors and management are committed to these initiatives and believe these efforts will benefit our users, employees, partners, and the communities in which we operate, as well as the broader cryptoeconomy.
Social and Ethical Practices
We invest in our employees’ career growth through competitive pay and benefits, as well as development and training. Some highlights of our commitment to our employees’ sense of satisfaction and professional growth include:
•
Competitive pay and benefits. In 2021, we reimagined our compensation program to ensure it reinforces our unique culture. We instituted single, transparent pay targets for the vast majority of our roles – eliminating most compensation negotiations. We replaced four-year equity grants with annual one-year equity grants for all broad-based current and future employees that begin vesting immediately in lieu of one-year cliffs.

•
Employee development and training. We focus on attracting, retaining, and cultivating talented individuals. We have made meaningful investments in learning and development, offering each employee an annual learning budget, as well as access to unique industry education to help our employees better understand and build for the cryptoeconomy.

Philanthropy
At the core of our mission is the philosophy that all people should have access to a more fair, accessible, efficient, and transparent financial system to support economic freedom. To this end, in April 2020 we subscribed to Pledge 1%, committing 1% of equity, profits, and employee time to charitable endeavors to expand economic freedom specifically through crypto and blockchain applications. At this time, our Board of Directors approved the reservation of up to 2,295,766 shares of our Class A common stock that we may issue, over a period of 10 years, in connection with our philanthropic endeavors. In May 2021, we announced the launch of Coinbase Giving, the operational embodiment of our commitment to Pledge 1%. In its first year, Coinbase Giving has funded charities and programs that broadly fall into three categories: (1) increasing education around, and access to, crypto; (2) accelerating the development of crypto protocols that underpin the cryptoeconomy; and (3) fostering the next generation of crypto talent, no matter where they are located.

Governance
We are committed to sound corporate governance policies and practices demonstrating the highest standards of business ethics. Some highlights of our corporate governance practices include:
•
Independent Board of Directors. Seven out of eight members of our Board of Directors are independent under the applicable rules, regulations, and listing standards of Nasdaq and the applicable rules and regulations promulgated by the SEC. Moreover, the committees of our Board of Directors are 100% composed of independent directors.

•
Lead Independent Director. Our Board of Directors has chosen to designate Mr. Wilson as our Lead Independent Director and assigned Mr. Wilson with a comprehensive scope of responsibilities to help ensure a strong, independent, and active Board of Directors.

•
Nominating and Corporate Governance. Our Nominating and Corporate Governance Committee responsibilities include developing, recommending to our Board of Directors, and overseeing our environmental, social, and corporate governance programs as well as assessing with management our performance, risks, controls, and procedures relating to corporate social responsibility.

•	Code of Conduct Training Compliance. All employees and members of the Board of Directors are trained and affirm compliance with our comprehensive Code of Conduct.
•
Stock Ownership Requirements. To further align the interests of our non-employee directors with those of our stockholders, our Board of Directors has adopted stock ownership guidelines applicable to our non-employee directors.

Non-Employee Director Compensation Arrangements
Our Compensation Committee, after considering the information, analysis, and recommendation provided by our independent compensation consultant, Semler Brossy Consulting Group (“Semler Brossy”), including data regarding compensation paid to non-employee directors by companies in our compensation peer group (as described in the section titled “Compensation Discussion and Analysis—Our Compensation-Setting Process–Use of Comparative Market Data”), evaluates the appropriate level and form of compensation for non-employee members of our Board of Directors and recommends changes to our Board of Directors when appropriate. The compensation of our non-employee directors for 2021 is described below. We do not pay management directors for service on our Board of Directors. Moreover, certain of our non-employee directors have waived receipt of compensation under our non-employee director compensation program.
Non-Employee Director Equity Compensation
Each non-employee director was entitled to receive restricted stock units (“RSUs”) under our 2021 Equity Incentive Plan (the “2021 Plan”) during 2021, as follows:
Initial Appointment RSU Grant. Each new non-employee director appointed to our Board of Directors will be granted RSUs (the “Initial Award”) on the date of his or her appointment with an aggregate value of $350,000. The Initial Award is automatically granted on the date of the non-employee director’s appointment to the Board of Directors (the “Initial Award Grant Date”) unless receipt of the Initial Award has been previously waived by such non-employee director. The number of RSUs granted subject to the Initial Award is calculated by dividing $350,000 by the closing price of our Class A common stock on Nasdaq on the date of grant, rounding down to the nearest whole share. An Initial Award vests over three years pursuant to the following schedule: one-third of the total number of shares subject to the Initial Award vests on each annual anniversary of the first vesting date that follows the Initial Award Grant Date (either February 20th, May 20th, August 20th, or November 20th), in each case, so long as the non-employee director continues to provide services to the Company through such date.
Annual RSU Grant. On the date of each annual meeting of stockholders (or earlier as provided for below) each non-employee director who is serving on the Board of Directors prior to, and will continue to serve on the Board of Directors following, the date of such annual meeting of stockholders will automatically be granted RSUs with an aggregate value of $300,000 (the “Annual Award”) unless receipt of the Annual Award has been previously waived by such non-employee director. An Annual Award is automatically granted on the date of the annual meeting of stockholders; provided however, for each non-employee director who is appointed to the

Board of Directors not in connection with an annual meeting of stockholders, the first Annual Award is automatically granted on the date of such director’s appointment to the Board of Directors (the “Annual Award Grant Date”). The number of RSUs granted subject to the Annual Award is calculated by dividing $300,000 by the closing price of our Class A common stock on Nasdaq on the date of grant, rounding down to the nearest whole share. For a non-employee director appointed on a date other than the date of an annual meeting of stockholders, the Annual Award is reduced as follows: with such amount to be proportional (using a year of 365 days) to the number of days between the date of such non-employee director’s appointment and (i) the date of the first annual meeting of stockholders following the Annual Award Grant Date, or, (ii) to the extent that the Company has not determined the date of the next annual meeting of stockholders on or before the Annual Award Grant Date, then the one-year anniversary of the most recently completed annual meeting of stockholders. Each Annual Award vests on the earlier of the date that is one year following the Annual Award Grant Date or the date of the first annual meeting of stockholders following the Annual Award Grant Date, so long as the non-employee director continues to provide services to the Company through such date.
Additional RSU Grant. Each non-employee director who is serving on the Board of Directors prior to, and who will continue to serve on the Board of Directors following, the date of an annual meeting of stockholders (or earlier as provided for below) will automatically be granted RSUs with an aggregate value of the dollar amount set forth below for which he or she is eligible based on roles served (which we refer to as the “Additional Annual Award” and, together with the Initial Award and the Annual Award, the “Director RSU Awards”) unless receipt of the Additional Annual Award has been previously waived by such non-employee director:
Committee Chair Service Fee (in lieu of the Non-Chair Committee Member Service Fee set forth below):
•	Audit and Compliance Committee chair: $35,000
•	Compensation Committee chair: $25,000
•	Nominating and Corporate Governance Committee chair: $25,000
Non-Chair Committee Member Service Fee (not in addition to the Committee Chair Service Fee):
•	Audit and Compliance Committee member: $20,000
•	Compensation Committee member: $15,000
•	Nominating and Corporate Governance Committee member: $15,000
Each Additional Annual Award is automatically granted on the date of an annual meeting of stockholders; provided however, for each non-employee director who is appointed to the Board of Directors not in connection with an annual meeting of stockholders, the first set of Additional Annual Awards will automatically be granted on the date of the director’s appointment to the Board of Directors (the “Additional Annual Award Grant Date”). The number of RSUs subject to each Additional Annual Award granted will be calculated by dividing the applicable dollar amount set forth above by the closing price of our Class A common stock on Nasdaq on the date of grant, rounding down to the nearest whole share. For a non-employee director appointed on a date other than the date of an annual meeting of the stockholders, the Additional Annual Award will be reduced as follows: with such amount to be proportional (using a year of 365 days) to the number of days between the date of such non-employee director’s appointment and (i) the date of the first annual meeting of stockholders following the Additional Annual Award Grant Date; or (ii) to the extent that the Company has not determined the date of the next annual meeting of stockholders on or before the Additional Annual Award Grant Date, then the one-year anniversary of the most recently completed annual meeting of stockholders. Each Additional Annual Award will vest on the earlier of the date that is one year following the Additional Annual Award Grant Date or the date of the first annual meeting of stockholders following the Annual Award Grant Date, so long as the non-employee director continues to provide services to the Company through such date.
Each Director RSU Award will accelerate in full upon the consummation of a Corporate Transaction (as such term is defined in the 2021 Plan). If a non-employee director’s service ends on the date of vesting, then the vesting shall be deemed to have occurred.
Non-Employee Director Compensation Limits. No non-employee director may receive equity awards under our 2021 Plan with an aggregate grant date fair value (determined as set forth in the 2021 Plan) that, when combined with cash compensation received for service as a non-employee director, exceeds $1,000,000 in a calendar year.

2021 Director Compensation
The following table provides information for 2021 regarding all compensation awarded to, earned by, or paid to each person who served as a director for some portion or all of 2021, other than Mr. Armstrong, the Chairman of our Board of Directors & Chief Executive Officer. Mr. Armstrong is not included in the table below as he is an employee and receives no compensation for his service as a director. The compensation received by Mr. Armstrong as an employee is set forth in the section titled “Executive Compensation” below.
Name	Stock Awards ($)(3)(4)	Total ($)
Marc L. Andreessen(1)	—	—
Frederick Ernest Ehrsam III	293,243	293,243
Kathryn Haun	2,723,390	2,723,390
Kelly A. Kramer	307,023	307,023
Tobias Lütke(2)	—	—
Gokul Rajaram	288,650	288,650
Fred Wilson(1)	—	—
(1)	Messrs. Andreessen and Wilson waived all equity compensation payable to them for their service on our Board of Directors during 2021.
(2)	Tobias Lütke joined our Board of Directors in February 2022.
(3)
The amounts reported in this column represent the aggregate grant date fair value of RSU awards for Class A common stock made to directors in 2021, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, Topic 718 (“ASC 718”). These amounts reflect the accounting cost for these RSUs and do not represent the actual economic value that may be realized by the director. For information on the assumptions used to calculate the grant date fair value of the RSU awards, refer to Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(4)
The following table sets forth information on (a) the aggregate number of shares of our Class A common stock underlying outstanding stock awards granted to our non-employee directors in the year ended December 31, 2021 and (b) the aggregate number of unvested shares of our Class A common stock underlying outstanding stock awards held by our non-employee directors as of December 31, 2021:

	Stock Awards
Name	Number of Shares Underlying Stock Awards Granted in the Year Ended December 31, 2021	Number of Shares Underlying Unvested Stock Awards Held as of December 31, 2021
Marc L. Andreessen	—	—
Frederick Ernest Ehrsam III	1,213(1)	1,213
Kathryn Haun	20,629(2)	13,376
Kelly A. Kramer	1,270(3)	20,611
Tobias Lütke	—	—
Gokul Rajaram	1,194(4)	10,864
Fred Wilson	—	—
(1)
Consists of (a) a RSU award for 1,138 shares of Class A common stock, granted on July, 28, 2021, all of which remain outstanding and subject to the award as of December 31, 2021, that will fully vest on May 20, 2022, and (b) a RSU award for 75 shares of Class A common stock, granted on July 28, 2021, all of which remain outstanding and subject to the award as of December 31, 2021, that will fully vest on May 20, 2022. All RSU awards are subject to such non-employee director’s continued service through such date.

(2)
Consists of (a) a RSU award for 19,341 shares of Class A common stock, granted on January 27, 2021, 7,253 of which have vested and settled into shares and 12,088 of which remain outstanding and subject to the award as of December 31, 2021, that vests 12.5% on February 20, 2022, with an additional 12.5% of the award vesting in equal quarterly installments thereafter until it will fully vest on February 20, 2023, (b) a RSU award for 1,138 shares of Class A common stock, granted on July, 28, 2021, all of which remain outstanding and subject to the award as of December 31, 2021, that will fully vest on May 20, 2022, and (c) a RSU award for 150 shares of Class A common stock, granted on July 28, 2021, all of which remain outstanding and subject to the award as of December 31, 2021, that will fully vest on May 20, 2022. All RSU awards are subject to such non-employee director’s continued service through such date.

(3)
Consists of (a) a RSU award for 1,138 shares of Class A common stock, granted on July, 28, 2021, all of which remain outstanding and subject to the award as of December 31, 2021, that will fully vest on May 20, 2022, and (b) a RSU award for 132 shares of Class A common stock, granted on July 28, 2021, all of which remain outstanding and subject to the award as of December 31, 2021, that will fully vest on May 20, 2022. All RSU awards are subject to such non-employee director’s continued service through such date.

(4)
Consists of (a) a RSU award for 1,138 shares of Class A common stock, granted on July, 28, 2021, all of which remain outstanding and subject to the award as of December 31, 2021, that will fully vest on May 20, 2022, and (b) a RSU award for 56 shares of Class A common stock, granted on July 28, 2021, all of which remain outstanding and subject to the award as of December 31, 2021, that will fully vest on May 20, 2022. All RSU awards are subject to such non-employee director’s continued service through such date.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
Our Board of Directors currently consists of eight directors. Pursuant to the terms of our Certificate of Incorporation, all directors will be elected for annual terms following the expiration of their initial classified terms. For more information on the prior structure of our Board of Directors as a classified board, see the section titled “Board of Directors and Corporate Governance—Declassification of our Board of Directors.”
Nominees for Director
At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of Frederick Ernest Ehrsam III, Tobias Lütke, and Fred Wilson be elected at the Annual Meeting with each to serve for a one-year term expiring at our 2023 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Each of the director nominees is a current director of our Company. For more information concerning the nominees, see the section titled “Board of Directors and Corporate Governance—Nominees for Director.”
If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes for the election of directors.
Vote Required
The election of directors requires a plurality of the votes cast by the holders of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon which means that the three individuals nominated for election to our Board of Directors receiving the highest number of “FOR” votes will be elected. Broker non-votes will have no effect on the outcome of this proposal.
Our Board of Directors recommends that you vote “FOR ALL” nominees in the election of the three director nominees.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
Our Audit and Compliance Committee has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2022. Deloitte has served as our independent registered public accounting firm since April 2020 and audited our consolidated financial statements for the years ended December 31, 2020 and 2021.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2022. Although not required by applicable law or listing rules, our Audit and Compliance Committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Deloitte will be present at the Annual Meeting and will have an opportunity to make a statement at the Annual Meeting, if they desire to do so, and to respond to appropriate questions. Notwithstanding the appointment of Deloitte, and even if our stockholders ratify the appointment, our Audit and Compliance Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit and Compliance Committee believes that such a change would be in the best interests of our Company and our stockholders.
In the event that Deloitte is not ratified by our stockholders, the Audit and Compliance Committee may reconsider its selection of Deloitte as our independent registered public accounting firm.
Change of Independent Registered Public Accounting Firm
On April 29, 2020, we changed our independent registered public accounting firm from Grant Thornton LLP (“Grant Thornton”) to Deloitte. The decision to change our independent registered public accounting firms was approved by the Audit and Compliance Committee.
The report of Grant Thornton on our consolidated balance sheet as of December 31, 2019 and the consolidated statements of operations, comprehensive income (loss), changes in convertible preferred stock and stockholders’ equity, and cash flows for the year then ended, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope, or accounting principles. We had no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused Grant Thornton to make reference in connection with its opinion to the subject matter of the disagreement during the two fiscal years prior to its dismissal and the subsequent interim period through April 29, 2020. During the two most recent fiscal years preceding our dismissal of Grant Thornton, and the subsequent interim period through April 29, 2020, there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.
We have provided Grant Thornton with a copy of the foregoing disclosures and requested that Grant Thornton furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us as set forth above. A copy of Grant Thornton’s letter, dated October 9, 2020, was filed as Exhibit 16.1 with our Registration Statement on Form S-1 filed with the SEC on February 25, 2021.
During the two years ended December 31, 2019 and through the period ended April 29, 2020, neither we, nor anyone acting on our behalf, consulted with Deloitte on matters that involved the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, or any other matter that was the subject of a disagreement as that term is used in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as that term is used in Item 304(a)(1)(v) and the related instructions to Item 304 of Regulation S-K.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit and Compliance Committee. In accordance with standard policy, Deloitte periodically rotates the individuals who are responsible for our audit.

In addition to performing the audit of our consolidated financial statements, Deloitte provided various other services during the years ended December 31, 2020 and 2021. Our Audit and Compliance Committee has determined that Deloitte’s provision of these services, which are described below, does not impair Deloitte's independence from us. During the years ended December 31, 2020 and 2021, fees for services provided by Deloitte were as follows (in thousands):
	2020	2021
Audit fees(1)	$6,979	$6,165
Audit-related fees(2)	428	1,075
Tax fees(3)	1,105	237
Other fees(4)	15	104
Total fees	$8,527	$7,581
(1)
“Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements; audit services related to our subsidiaries in connection with statutory and regulatory filings; the review of our quarterly consolidated financial statements; assistance with and review of documents filed with the SEC; services in connection with our direct listing performed in 2020; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)
“Audit-related fees” primarily consists of fees for procedures performed in connection with service organizational control reports, comfort letters, consents, and for consultation regarding financial accounting and reporting matters.

(3)
“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters, assistance with sales tax, and assistance with tax audits.

(4)
“Other fees” include fees for services other than the services reported in audit fees, audit-related fees, and tax fees. These services primarily include fees for compliance-related services and agreed-upon-procedures.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit and Compliance Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit and Compliance Committee is required to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm in order to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit and Compliance Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our Audit and Compliance Committee.
Vote Required
The ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2022 requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon that are voted “FOR” or “AGAINST” the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2022.

PROPOSAL NO. 3:
ADVISORY VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our Named Executive Officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote and gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific Named Executive Officer, but rather the overall compensation of all of our Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement.
Stockholders are urged to read the section titled “Executive Compensation,” which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our Named Executive Officers. Our Compensation Committee and Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion and the other related disclosures.”
As an advisory vote, this proposal is not binding. However, our Board of Directors and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.
Vote Required
The approval, on an advisory basis, of the compensation of our Named Executive Officers requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon that are voted “FOR” or “AGAINST” the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Our Board of Directors recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers.

PROPOSAL NO. 4:
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the rules of the SEC, we are providing our stockholders with an opportunity to make a non-binding, advisory vote on the frequency of future non-binding advisory votes on the compensation of our Named Executive Officers. This non-binding advisory vote is commonly referred to as a “say on frequency” vote and must be submitted to stockholders at least once every six years.
You have four choices for voting on this proposal. You can choose whether future non-binding advisory votes on the compensation of our Named Executive Officers should be conducted every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS.” You may also “ABSTAIN” from voting.
After careful consideration, our Board of Directors recommends that future non-binding advisory votes on the compensation of our Named Executive Officers be held every three years. Our Board of Directors believes that holding a vote every three years is the most appropriate option because (i) it will enable stockholders to provide the Company with input regarding the compensation of the Named Executive Officers on a more informed and thoughtful manner based on a long-term analysis of the Company’s compensation program; and (ii) it avoids placing too much emphasis on the results or actions of a single year and will instead allow stockholders to make a more meaningful evaluation of the Company’s performance compared to the Company’s compensation practices.
Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Instead, stockholders may indicate their preference regarding the frequency of future non-binding advisory votes on the compensation of our Named Executive Officers by selecting one year, two years, or three years. Stockholders that do not have a preference regarding the frequency of future advisory votes may abstain from voting on the proposal.
As an advisory vote, this proposal is not binding. However, our Board of Directors and Compensation Committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of holding future non-binding advisory votes on the compensation of our Named Executive Officers. However, because this is an advisory vote and therefore not binding on our Board of Directors or our Company, our Board of Directors may decide that it is in the best interests of our stockholders that we hold an advisory vote on the compensation of our Named Executive Officers more or less frequently than the option preferred by our stockholders. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our Board of Directors.
Vote Required
The alternative among one year, two years, or three years that receives the highest number of votes cast from the holders of shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Our Board of Directors recommends a vote to hold future stockholder advisory votes on the compensation of our Named Executive Officers every “THREE YEARS.”

EXECUTIVE OFFICERS
The following sets forth certain information regarding our executive officers as of March 31, 2022. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors.
Name	Age	Position(s)
Brian Armstrong	39	Chairman of the Board of Directors & Chief Executive Officer
Emilie Choi	43	President & Chief Operating Officer
Alesia J. Haas	45	Chief Financial Officer
Surojit Chatterjee	47	Chief Product Officer
Paul Grewal	50	Chief Legal Officer & Secretary
Brian Armstrong’s biography is set forth above in the section titled “Board of Directors and Corporate Governance—Continuing Directors.”
Emilie Choi has served as our Chief Operating Officer since June 2019 and our President since November 2020. Ms. Choi previously served as our Vice President of Business, Data and International, from March 2018 to June 2019. From December 2009 to March 2018, Ms. Choi served as the Vice President & Head of Corporate Development for LinkedIn Corporation, a professional networking site and, following its acquisition in December 2016, a subsidiary of Microsoft Corporation, a software company. From August 2007 to December 2009, Ms. Choi served in various positions at Warner Bros. Entertainment Inc., a mass media and entertainment company, including as Director of Digital Business Strategy and Operations and Manager of Corporate Business Development and Strategy. Ms. Choi currently serves as a member of the board of directors of ZipRecruiter, Inc., a jobs marketplace, and previously served as a member of the board of directors of Naspers Limited, a global internet group, and Prosus N.V., the international internet assets division of Naspers Limited, from April 2017 to August 2021. Ms. Choi holds a B.A. in Economics from the Johns Hopkins University and an M.B.A. from the Wharton School at the University of Pennsylvania.
Alesia J. Haas has served as our Chief Financial Officer since April 2018. Prior to joining us, Ms. Haas served as the Chief Financial Officer for Sculptor Capital Management, Inc. (formerly Och Ziff Capital Management Group LLC), a global institutional alternative asset manager, from December 2016 to April 2018. Prior to that, Ms. Haas served in various leadership positions at OneWest Bank, N.A., a commercial bank, from March 2009 until shortly after its acquisition by CIT Group Inc. in December 2015, including most recently as its Chief Financial Officer from January 2013 until the acquisition. Ms. Haas currently serves as a member of the board of directors of ANGI Homeservices Inc., an internet services company and Vimeo, Inc., a video software company, and previously served as a member of the board of directors of Sears Holding Corp., a retail holding company, from February 2016 to December 2016. Ms. Haas holds a B.S. in Business Administration from California Polytechnic State University, San Luis Obispo.
Surojit Chatterjee has served as our Chief Product Officer since February 2020. From February 2017 to February 2020, Mr. Chatterjee served as Vice President of Product Management for Google Shopping at Google LLC, a multinational technology company and a subsidiary of Alphabet, Inc., a holding company. Mr. Chatterjee served as Senior Vice President & Head of Product at Flipkart Internet Private Limited, an e-commerce company, from October 2015 to February 2017. Prior to Flipkart, Mr. Chatterjee held various positions at Google, including Global Head of Product, Mobile Search Ads and AdSense for Search and Senior Product Manager, Mobile Search Ads, and served as Senior Product Manager at Symantec Corporation, a cybersecurity software and services company. Mr. Chatterjee currently serves on the board of directors of a privately held company. Mr. Chatterjee holds a B. Tech in Computer Science and Engineering from the Indian Institute of Technology, Kharagpur, India, an M.S. in Computer Science from the State University of New York at Buffalo, and an M.B.A. from the MIT Sloan School of Management.

Paul Grewal has served as our Chief Legal Officer & Secretary since August 2020. Prior to joining us, Mr. Grewal served as Vice President & Deputy General Counsel of Meta Platforms, Inc. (formerly known as Facebook, Inc.), a social media company, from June 2016 to August 2020. From December 2010 to June 2016, Mr. Grewal served as a U.S. Magistrate Judge for the U.S. District Court of the Northern District of California. Mr. Grewal was previously a partner at Howrey LLP, a global law firm, and served as a Judicial Law Clerk for the U.S. Court of Appeals for the Federal Circuit and the U.S. District Court for the Northern District of Ohio. Mr. Grewal currently serves on the board of directors of a number of privately held companies and a nonprofit organization. Mr. Grewal holds a S.B. in Civil and Environmental Engineering from the Massachusetts Institute of Technology and a J.D. from the University of Chicago Law School.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives, and structure of our compensation program for our principal executive officer, our principal financial officer, and our three most highly compensated executive officers (other than our principal executive officer and principal financial officer) during the year ended December 31, 2021. We refer to these individuals as our “Named Executive Officers”:
•	Brian Armstrong	Chairman of the Board of Directors & Chief Executive Officer
•	Emilie Choi	President & Chief Operating Officer
•	Alesia J. Haas	Chief Financial Officer
•	Surojit Chatterjee	Chief Product Officer
•	Paul Grewal	Chief Legal Officer & Secretary
2021 Highlights
In 2021, millions of new users joined the cryptoeconomy through Coinbase. We became the first publicly traded crypto asset trading platform and we made substantial progress in building a best-in-class infrastructure to enable easy, safe, and secure on-ramps and access into the global cryptoeconomy. While 2021 was a year of tremendous growth and development, we remain focused on the long-term. Our executive compensation program mirrors that long-term focus and is designed to align our executives’ incentives with those of our stockholders.
Compensation Policies and Practices
Our Compensation Committee regularly reviews best practices in executive compensation and evaluates our executive compensation program on at least an annual basis to ensure that it is consistent with our short-term and long-term goals. The following highlights aspects of our executive compensation policies and practices:
What We Do		What We Don’t Do
•	Maintain an independent and experienced compensation committee	•	No pension plans or supplemental executive retirement plans
•	Maintain an independent compensation committee advisor	•	No hedging of our stock
•	A significant portion of compensation is performance-based or variable and not guaranteed	•	No pledging of our stock without prior approval by Chief Legal Officer
•	Pay-for-performance philosophy and culture	•	No discounted stock option awards
•	Conduct annual reviews of Named Executive Officer compensation	•	No single-trigger change in control arrangements
•	Regularly assess risks of our compensation program	•	No excessive perquisites
•	Emphasize long-term equity compensation	•	No excise tax gross-ups
•	Double-trigger change in control agreements
•	Require executives to trade through Rule 10b5-1 plans
Compensation Philosophy
Our compensation philosophy is to provide a competitive compensation package that allows us to attract and retain talented individuals who we believe will enable us to achieve our short-term and long-term strategic objectives, while simultaneously creating long-term value for our stockholders. Consistent with our philosophy, our executive compensation program is designed to achieve the following objectives:
•	attract, retain, and motivate talented executive officers whose skills, experience, and performance are critical to our long-term success and achievement of our financial and strategic objectives;

•	encourage our executives to reinforce our values, which include clear communication, positive energy, continuous learning, and efficient execution;
•	align compensation incentives to performance and the interests of our stockholders;
•	reward our executive officers for their experience and performance and motivate them to achieve our long-term strategic goals; and
•	ensure that our total compensation is fair, reasonable, and competitive.
We believe our executive compensation program, as developed and implemented, and as presented in this Proxy Statement, achieves these objectives.
Compensation Model
Our executive compensation program is designed to focus our executives on the long-term performance of the Company. Our program is simple: we offer a competitive base salary, and deploy equity awards that vest over a multi-year period as the primary pay-for-performance and incentive vehicle. Our executive equity program serves to link our executives’ long-term compensation outcomes to company performance and therefore to the interests of stockholders over time. Beginning in 2022, our executive compensation program provides that each Named Executive Officer is eligible to receive new equity awards on an annual basis. We do not offer an annual cash bonus to our Named Executive Officers.
2021 Compensation Overview
In 2021, the main vehicle we used to compensate our executives was base salary. Our Named Executive Officers generally had existing competitive equity holdings from awards that were granted to them in prior years, and as a result, in 2021 we granted a new equity award only to one Named Executive Officer, our Chief Financial Officer for which we provide additional details below. While we did not grant any other new equity awards in 2021 to our Named Executive Officers beyond the award to our Chief Financial Officer, we believe all of our executives’ incentives were closely aligned with those of our stockholders due to their existing equity awards that vest over several years.
Cash Compensation
We use base salary to provide a fixed amount of cash compensation for our Named Executive Officers. Named Executive Officers are not eligible for an annual cash bonus. Given this design, we position base salary for our executives at competitive market levels for total cash compensation. Our program features less differentiation across executives for cash compensation. Instead, we use equity compensation as the primary differentiator across executives and to align long-term executive incentives with those of our stockholders.
In 2021, the base salary for all of our Named Executive Officers’ was $709,000, with the exception of our President & Chief Operating Officer, whose salary was $850,000, and our Chief Executive Officer, whose salary was $1,000,000. The Compensation Committee determined these base salaries after considering market data for each position and with an aim to create consistency across the management team with respect to cash compensation.
Named Executive Officer	Position(s)	2021 Base Salary
Brian Armstrong	Chief Executive Officer	$1,000,000
Emilie Choi	President & Chief Operating Officer	$850,000
Alesia Haas	Chief Financial Officer	$709,000
Surojit Chatterjee	Chief Product Officer	$709,000
Paul Grewal	Chief Legal Officer & Secretary	$709,000
Signing and Special Bonuses
While our Named Executive Officers are not eligible to earn annual cash bonuses, from time to time, we have provided special signing bonuses to attract talented and experienced executive officers. We have provided these signing bonuses based on individual negotiations which reflect, in large part, compensation opportunities that these executive officers were foregoing from their prior employers, the executive officer’s anticipated role criticality relative to others at our Company, and the determination by our Compensation Committee, Board of Directors, and members of our management, including our Chief Executive Officer, of the essential need to attract and retain these executive officers. Additionally, from time to time, we have provided special one-time achievement cash bonuses in recognition of the accomplishments of an executive officer. For example, Ms. Choi received a special one-time achievement cash bonus in 2021 in acknowledgement of her extraordinary accomplishments in 2020 and promotion to the office of President.
Equity Compensation: Awards to Named Executive Officers other than the CEO
Our Compensation Committee reviews compensation for our Named Executive Officers on an annual basis and each year our executive team has the opportunity to receive new equity awards.
In 2021, only our Chief Financial Officer received a new equity award. Our other Named Executive Officers were not awarded additional equity awards in 2021. Our President & Chief Operating Officer received an equity award in late 2020 in connection with assuming the additional title of President, and therefore was not considered for an additional equity award in 2021. Our Chief Product Officer and Chief Legal Officer and Secretary received equity awards when they joined the Company in 2020, and therefore were not considered for additional equity awards in 2021.
The 2021 equity award for our Chief Financial Officer was awarded in January 2021, prior to our direct listing in April 2021. The award vests on a quarterly basis over three calendar years, commencing February 20, 2021.
Named Executive Officer	Position	Number of RSUs Granted
Alesia Haas	Chief Financial Officer	124,336
Equity Compensation: CEO 2020 Performance Award
In May 2020, following review of Mr. Armstrong’s existing equity incentive awards, the Board of Directors, with participation by every independent director, began preliminary discussions regarding potential structures of long-term incentives to ensure that Mr. Armstrong’s interests remain aligned with those of the Company. In August 2020, after several months of deliberation led by the Compensation Committee and with input from Semler Brossy, the Board of Directors, with participation by every independent director, granted Mr. Armstrong an equity-based performance award (the “2020 CEO Performance Award”). We believe the 2020 CEO Performance Award serves to align Mr. Armstrong’s interests with those of our stockholders by creating a strong and visible link between Mr. Armstrong’s incentives and the Company’s long-term performance.
The 2020 CEO Performance Award consists of a 10-year term stock option to purchase 9,293,911 shares of our Class A common stock, which was equivalent to 3.8% of the issued and outstanding shares of our common stock at the time of grant. The award has an exercise price of $23.46 per share, which the Board of Directors determined was equal to the fair market value of our Class A common stock on the date of grant. The stock option is earned upon the achievement of performance conditions based on the Class A common stock price targets set forth in the table below during the 10-year term of the stock option based on the volume weighted average price of our Class A common stock as reported on Nasdaq at or above the price target for 60 consecutive trading days at any time during the term of the award, and upon certification by the Compensation Committee of the achievement of the stock price targets. Vesting may occur sequentially or concurrently. To the extent that the stock price targets are not met during the term of the 2020 CEO Performance Award, all unvested shares subject to the 2020 CEO Performance Award will be forfeited. Except under limited circumstances, Mr. Armstrong must continue to lead the Company as our Chief Executive Officer at the time each stock price target milestone is met in order for the corresponding tranche to vest. The stock option award agreement governing the 2020 CEO Performance Award supersedes any benefits Mr. Armstrong may otherwise be entitled to under the COC Policy (as defined below) with respect to the 2020 CEO Performance Award. For more information see the section below titled “—Compensation Tables—Potential Payments Upon Termination or Change of Control as of December 31, 2021.”
We believe the performance conditions associated with the 2020 CEO Performance Award are extremely rigorous and appropriately align Mr. Armstrong’s incentives with the interests of our stockholders. The award only began vesting after the approximately 750% stock price growth from the exercise price, and does not fully vest until approximately 1,600% stock price growth.

The Compensation Committee does not anticipate making additional equity awards to Mr. Armstrong during the 10-year term, although it reserves the authority to do so should it determine doing so would be in the best interest of the Company’s stockholders.
The number of shares underlying the stock options that vest upon achievement of each of the stock price targets is shown in the table below. The first tranche of the CEO Performance Award was achieved on July 8, 2021.
Tranche	Vesting Percentage	Number of Shares Underlying the Option	Achievement Date
$200 per share	34.0%	3,159,930	7/8/2021
$240 per share	13.2%	1,226,796	—
$280 per share	13.2%	1,226,796	—
$320 per share	13.2%	1,226,796	—
$360 per share	13.2%	1,226,797	—
$400 per share	13.2%	1,226,796	—
Our Compensation-Setting Process
Role of the Board of Directors and the Compensation Committee
Historically, our Board of Directors has been responsible for overseeing our compensation and benefits policies and practice applicable to all our employees as well as all aspects of our executive compensation programs, including executive salaries, payouts under any bonus plans, the size and structure of equity awards, and any executive perquisites. The Board of Directors has historically discussed and made decisions with respect to our Chief Executive Officer’s compensation after considering the recommendations of our independent compensation consultant, Semler Brossy, and, with respect to our other Named Executive Officers’ compensation, after considering input from our Chief Executive Officer and Chief Operating Officer. As we continue to transition and grow as a public company, we expect that our Board of Directors will continue to be responsible for determining the compensation of our Chief Executive Officer while our Compensation Committee will generally oversee our executive compensation program for our other Named Executive Officers as well as our compensation and benefits policies and practices applicable to all our employees, including administration of our equity plans.
Role of Compensation Consultant
Pursuant to its charter, the Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. Beginning in 2021, Semler Brossy supported the Compensation Committee by providing guidance regarding the amount and types of compensation that we provide to our executives, how our compensation practices compare to the compensation practices of other similarly situated high-growth technology companies, and other compensation-related matters. Semler Brossy reports directly to the Compensation Committee, although Semler Brossy may meet with members of management for the purposes of gathering information on proposals that management may make to the Board of Directors.
The Compensation Committee has the sole authority to engage and terminate Semler Brossy’s services, as well as to approve its compensation. Semler Brossy makes recommendations to the Compensation Committee but has no authority to make compensation decisions on behalf of the Compensation Committee or the Company. During 2021, Semler Brossy reported to the Compensation Committee and had direct access to the chair and the other members of the Compensation Committee. Beyond data and advice related to director and executive compensation matters and employee equity plan design, Semler Brossy did not provide other services to us in 2021.
The Compensation Committee conducted a specific review of its relationship with Semler Brossy in 2021 and determined that Semler Brossy’s work for the Compensation Committee did not raise any conflicts of interest. Semler Brossy’s work has conformed to the independence factors and guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC, and Nasdaq.
Role of Management
To aid the Compensation Committee in its responsibilities, our Chief Executive Officer and Chief Operating Officer develop compensation recommendations for the other senior executive team members. The Chief

Executive Officer makes compensation recommendations for the Chief Operating Officer. The Compensation Committee gives considerable weight to the recommendations of the Chief Executive Officer and Chief Operating Officer’s performance evaluations of the other Named Executive Officers because they have direct knowledge of the criticality of the work, performance, and contributions of the other Named Executive Officers. No Named Executive Officer participated directly in the final deliberations or determinations regarding his or her own compensation package.
Use of Comparative Market Data
When considering executive compensation decisions, the Compensation Committee believes it is important to be informed as to current compensation practices of comparable publicly held companies, especially to understand the demand and competitiveness for attracting and retaining an individual with each Named Executive Officer’s specific expertise and experience. The Compensation Committee assessed the competitiveness of each element of the executive officers’ total direct compensation, against the compensation peer group, as discussed below. This is one factor that the Compensation Committee and Board of Directors considers when it sets pay levels for our executive officers.
In developing this compensation peer group, the Compensation Committee considered several factors, including:
•	Actual experience in the talent market (e.g., companies from which we source and potentially lose executive talent);
•	Scale and complexity (using revenue and market capitalization); and
•	Company business characteristics (e.g., comparably sized high-growth technology companies).
Based on these factors the Compensation Committee selected the following peer group for 2021:
•	Block (Square)	•	Intuit	•	Workday
•	Twitter	•	Palo Alto Networks	•	Peloton
•	Doordash	•	Airbnb	•	Snap
•	Zoom	•	Splunk	•	Roku
•	Twilio	•	Dropbox	•	Pinterest
•	DocuSign	•	The Trade Desk	•	Snowflake
While we do not establish compensation levels solely based on a review of competitive data and do not directly tie any pay elements to particular benchmarks within our peer group, we believe market data (including executive and director pay levels, program structure, equity awards, and other benefits structures) is a meaningful input to our compensation policies and practices to attract and retain qualified executive officers.
Compensation Risk Oversight
Our Compensation Committee reviews and discusses with management the risks arising from our compensation philosophy and practices generally applicable to our employees, including our Named Executive Officers, to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate such risks. Based on conversations with management and Semler Brossy’s review, the Compensation Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse financial impact on us.
Other Compensation Information
Welfare and Other Benefits
Our Named Executive Officers have the opportunity to participate in the same benefits programs offered to all employees. We provide health, dental, vision, life, and disability insurance benefits to our Named Executive Officers, on the same terms and conditions as provided to all other eligible U.S. employees.
We also sponsor a broad-based 401(k) plan intended to provide eligible U.S. employees with an opportunity to defer eligible compensation up to certain annual limits. As a tax-qualified retirement plan, contributions (if any) made by us are deductible by us when made, and contributions and earnings on those amounts are generally not taxable to the employees until withdrawn or distributed from the 401(k) plan. Our Named Executive Officers are eligible to participate in our employee benefit plans, including our 401(k) plan, on the same basis as our other employees.
We believe these benefits are consistent with the broad-based employee benefits provided at the companies with whom we compete for talent and therefore are important to attracting and retaining talented and experienced executive officers.
In addition to the employee benefits described above, ensuring the safety and security of our employees, including our Named Executive Officers, is highly important to us. We may provide personal security services, including certified protection officers, secure lodging, and residential security, to our Named Executive Officers as our security team deems appropriate. We do not consider these risk-based security measures to be personal benefits, but rather, reasonable and necessary expenses for the benefit of our Company and our stockholders. In 2020 and 2021, none of our Named Executive Officers other than Mr. Armstrong received personal security services. In accordance with SEC disclosure rules, the aggregate incremental cost of the personal security services provided to Mr. Armstrong in 2020 and 2021 is reported in the 2021 Summary Compensation Table below. From time to time, in the future, we may provide personal security services to our other Named Executive Officers. We believe that these benefits are consistent with our overall executive compensation program, enable us to attract and retain talented and experienced executive officers, and provide a competitive compensation package to our Named Executive Officers. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers. Based on these periodic reviews, perquisites may be awarded or adjusted on an individual basis.
Executive Employment Agreements
Each of our Named Executive Officers has entered into a written, at-will employment letter agreement with us. The foregoing agreements set forth the terms and conditions of employment for our Named Executive Officers, including continued payment of such executive’s annual base salary, subject to periodic review. The agreements have no specific term and provide for at-will employment. Ms. Choi’s and Mr. Chatterjee’s amended and restated agreements additionally provide that they will continue to be eligible to receive any unpaid portion of the $1.0 million signing advance each was entitled to receive under the terms of their original employment agreements, less any amounts paid prior to the effective date of their respective amended and restated agreements. We do not currently provide annual cash bonuses to our Named Executive Officers.
Post-Employment Compensation
Each of our Named Executive Officers has also entered into a participation agreement pursuant to which he or she has become a beneficiary of our Change of Control and Severance Policy (the “COC Policy”), which provides for payments and benefits to the Named Executive Officer upon certain qualifying terminations, including in connection with a change of control. For more information, see the section titled “—Compensation Tables—Potential Payments Upon Termination or Change of Control as of December 31, 2021.”
Other Compensation Policies
Rule 10b5-1 Trading Plans
It is common for directors and executive officers of publicly traded companies to enter into Rule 10b5-1 plans adopted pursuant to Rule 10b5-1 of the Exchange Act, and our Insider Trading Policy requires that each of our directors and executive officers conduct any open market sales or purchases of our securities only through use of such a plan. Under Rule 10b5-1, insiders can buy and sell our stock over a designated period by adopting pre-arranged stock trading plans at a time when they are not aware of material nonpublic information about us, and thereafter trade shares of our Class A common stock in accordance with the terms of their predetermined stock trading plans without regard to whether or not they are in possession of material nonpublic information about us at the time of the sale. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by an individual when entering into the plan, without further direction from them while the plan is in effect. Under our Insider Trading Policy, our directors and executive officers may only amend or terminate their stock trading plans under specified circumstances, including during an open trading window and while not in possession of material nonpublic information, and changes to such stock trading plans only take effect following a specified “cooling off” period.

Derivatives Trading, Hedging, and Pledging Policies
Pursuant to our Insider Trading Policy, we prohibit our employees, including our executive officers, and members of our Board of Directors, among others, from speculating in our equity securities, including the use of short sales, “sales against the box,” or any equivalent transaction involving our equity securities. In addition, such individuals may not engage in any other hedging transactions, such as “cashless” collars, forward sale contracts, and other similar or related arrangements, with respect to the securities that they hold.
We also prohibit the pledging of our common stock by our employees, including our executive officers, and members of our Board of Directors, unless approved by our Chief Legal Officer.
Tax and Accounting Considerations
Deductibility of Executive Compensation. The Compensation Committee generally takes into consideration the tax implications to Coinbase of our Named Executive Officer compensation program, including with respect to the tax deductibility of compensation paid under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). While our Compensation Committee may consider the deductibility of equity awards and cash and other compensation as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes. In addition to considering the tax consequences, our Compensation Committee generally considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.
Taxation of Parachute Payments and Deferred Compensation. We do not provide, and have no obligation to provide, any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe because of the application of Section 280G, 4999, or 409A of the Code. If any of the payments or benefits provided for under the COC Policy or otherwise payable to a Named Executive Officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, he or she would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the Named Executive Officer.
Accounting Treatment. The Compensation Committee considers accounting implications when designing compensation plans and arrangements for our Named Executive Officers and other employees. Chief among these is ASC 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC 718 requires us to record a compensation expense in our income statement for all equity awards granted to our Named Executive Officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

Report of the Compensation Committee
This report of the Compensation Committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (“Securities Act”) or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021.
Submitted by the Compensation Committee
Fred Wilson, Chair
Kathryn Haun
Gokul Rajaram

Compensation Tables
2021 Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by or paid to each of our Named Executive Officers for all services rendered in all capacities during the years ended December 31, 2020 and 2021. Mses. Choi and Haas were not Named Executive Officers in 2020 so summary compensation information is only provided for 2021.
Name and Principal Position	Year(1)	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Brian Armstrong Chairman of the Board of Directors & Chief Executive Officer	2021	1,000,000	—	—	—	1,987,027(3)	2,987,027
	2020	1,000,000	—	—	56,670,000(4)	1,802,256(5)	59,472,256
Emilie Choi President & Chief Operating Officer	2021	850,000	367,276(6)	—	—	19,500(7)	1,236,776
Alesia Haas Chief Financial Officer	2021	709,000	—	15,505,943	—	19,500(7)	16,234,443
Surojit Chatterjee Chief Product Officer	2021	709,000	213,889(8)	—	—	19,500(7)	942,389
	2020	616,435(9)	300,000(8)	—	14,950,463	15,866,898
Paul Grewal Chief Legal Officer & Secretary	2021	709,000	—	—	—	26,000(7)	735,000
	2020	209,519(9)	100,000(10)	7,601,630	10,106,430	—	18,017,579
(1)
Compensation information provided only for years in which the executive was designated a Named Executive Officer. Named Executive Officers may each elect their salary, or a portion thereof, in the form of crypto assets.

(2)
The amounts in these columns represent the grant date fair value of the stock awards and stock options granted to our Named Executive Officers during the years ended December 31, 2020 and 2021, as applicable, as computed in accordance with ASC 718. These amounts reflect the accounting cost for these stock awards and stock options and do not represent the actual economic value that may be realized by the Named Executive Officer from the stock award or the stock option. For information on the assumptions used to calculate the grant date fair value of the stock awards, refer to Note 16 to our consolidated financial statements included in our Annual Report n Form 10-K for the year ended December 31, 2021. For more information on equity awards granted to all of our Named Executive Officers, see the next table “2021 Grants of Plan-Based Awards Table” below.

(3)
The amount reported represents $1,987,027 in costs related to personal security measures for Mr. Armstrong. We view personal security expenses for Mr. Armstrong as reasonable business expenses due to a bona fide business-oriented security concern and not the receipt of taxable personal benefits.

(4)	The amount reported represents the grant date fair value of 2020 CEO Performance Award assuming the highest level of performance was achieved over the performance period.
(5)
The amount reported represents (i) $17,165 in reimbursed legal fees incurred in connection with the negotiation of certain employment matters related to Mr. Armstrong, and (ii) $1,785,091 in costs related to personal security measures for Mr. Armstrong. We view personal security expenses for Mr. Armstrong as reasonable business expenses due to a bona fide business-oriented security concern and not the receipt of taxable personal benefits.

(6)
The amount reported reflects (i) $249,996 in a signing bonus received by Ms. Choi pursuant to her employment agreement, which is paid out over time and (ii) $117,280 in a one-time special achievement award. The signing bonus is described in greater detail in the section titled “Compensation Discussion and Analysis—Other Compensation Information—Executive Employment Agreements” and the one-time special achievement award is described in greater detail in the section titled “Compensation Discussion and Analysis—Signing and Special Bonuses.”

(7)	The amount reported represents a Section 401(k) Plan matching contribution.
(8)
The amounts reported reflect a signing bonus received by Mr. Chatterjee pursuant to his employment agreement, which is paid out over time. The signing bonus is described in greater detail in the section titled “Compensation Discussion and Analysis—Other Compensation Information--Executive Employment Agreements.”

(9)
Messrs. Chatterjee and Grewal joined us as our Chief Product Officer and Chief Legal Officer & Secretary in February 2020 and August 2020, respectively. The amounts reported in this column reflect each of Messrs. Chatterjee and Grewal’s salaries for the portion of their service during 2020.

(10)	The amount reported reflects a signing bonus received by Mr. Grewal pursuant to his offer letter in connection with the commencement of his employment.

2021 Grants of Plan-Based Awards Table
The following table provides information concerning each grant of an award made to the Named Executive Officers during the year ended December 31, 2021.
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of stock and option awards ($)(1)
Brian Armstrong	—	—	—
Emilie Choi	—	—	—
Alesia Haas	1/27/2021(2)	124,336	15,505,943
Surojit Chatterjee	—	—	—
Paul Grewal	—	—	—
(1)
The amount reported in this column represents the grant date fair value of the award as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the award reported in this column are set forth in Note 16 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. Note that the amount reported in this column reflects the accounting cost for this equity award, and does not correspond to the actual economic value that may be received by our Named Executive Officer from this equity award.

(2)
Vests and settles with respect to 16.67% of the shares of our Class A common stock underlying the stock award on May 20, 2021 and 8.33% of the shares underlying the award vest and settle quarterly thereafter, in each case subject to continued service.

Outstanding Equity Awards at 2021 Fiscal Year-End Table
The following table provides information on outstanding equity awards held by our Named Executive Officers as of December 31, 2021.
			Option Awards					Stock Awards
Name	Grant Date(1)	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	EIP Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Brian Armstrong	10/31/2019(3)	6/3/2019	2,753,924	—	—	18.71	10/30/2029	—	—
	8/11/2020(4)	—	3,159,930	—	6,133,981	23.46	8/10/2030	—	—
Emilie Choi	5/1/2018(5)	3/5/2018	110,000	—	—	6.9733	4/30/2028	—	—
	10/31/2019(6)	6/3/2019	1,308,513	—	—	18.71	10/30/2029	—	—
	12/29/2020(7)	11/20/2020	—	—	—	—	12/29/2030	184,201	46,486,806
Alesia Haas	5/1/2018(8)	4/17/2018	1,094,500	—	—	6.9733	4/30/2028	—	—
	4/29/2020(9)	1/1/2020	221,456	—	—	18.13	4/28/2030	—	—
	1/27/2021(10)	2/20/2021	—	—	—	—	1/27/2031	82,891	20,919,202
Surojit Chatterjee	2/5/2020(11)	2/3/2020	1,686,692	—	—	18.71	2/4/2030	—	—
Paul Grewal	9/21/2020(11)	8/31/2020	490,295	—	—	26.26	9/20/2030	—	—
	11/23/2020(11)	8/31/2020	185,304	—	—	28.71	11/22/2030	—	—
	12/29/2020(12)	11/20/2020	—	—	—	—	12/29/2030	173,079	43,679,947
(1)
Outstanding stock option and stock awards in this table with a grant date on or before July 17, 2019 were granted under our 2013 Amended and Restated Stock Plan (the “2013 Plan”) and are for shares of Class B common stock. Outstanding stock option and stock awards in this table with a grant date on or before April 1, 2021 were granted under our 2019 Equity Incentive Plan (the “2019 Plan”) and are for shares of Class A common stock. All awards granted after April 1, 2021 were granted under the 2021 Plan and are for shares of Class A common stock.

(2)
Represents the market value of the shares underlying the stock awards not yet vested as of December 31, 2021, based on the closing price of our Class A common stock on The Nasdaq Global Select Market of $252.37 on December 31, 2021.

(3)	Vests monthly at the rate of 1/48th of the shares of our Class A common stock underlying the stock option following the vesting commencement date, in each case subject to continued service.
(4)
Subject to milestone vesting: (a) 34% of the shares of our Class A common stock underlying the stock option vest upon the Company Stock Price (as defined below) reaching $200 per share and (b) 13.2% of the total shares underlying the stock option vest for each $40 increase in the Company Stock Price thereafter up to a maximum of $400, subject to certain adjustments and, in each case, subject to continued service as our Chief Executive Officer. For purposes of this stock option, “Company Stock Price” means the volume weighted average price of our Class A common stock as reported on The Nasdaq Global Select Market for 60 consecutive trading days at any time during the term of the option.

(5)
Vests with respect to 1/4th of the shares of our Class B common stock underlying the stock option on the one-year anniversary of the vesting commencement date and the remaining 3/4th of the shares underlying the stock option vest in equal monthly installments over three years, in each case subject to continued service.

(6)	Vests monthly at the rate of 1/48th of the shares of our Class A common stock underlying the stock option following the vesting commencement date, in each case subject to continued service.
(7)
Vests and settles quarterly with respect to 8.33% of the shares of our Class A common stock underlying the stock award following the vesting commencement date, in each case subject to continued service.

(8)
Vests with respect to 1/4th of the shares of our Class B common stock underlying the stock option on the one-year anniversary of the vesting commencement date and the remaining 3/4th of the shares underlying the stock option vest in equal monthly installments over three years, in each case subject to continued service.

(9)	Vests monthly at the rate of 1/48th of the shares of our Class A common stock underlying the stock option following the vesting commencement date, in each case subject to continued service.
(10)
Vests and settles with respect to 16.67% of the shares of our Class A common stock underlying the stock award on the first quarter anniversary of the vesting commencement date and the remaining shares underlying the award vest and settle with respect to 8.33% each quarter thereafter, in each case subject to continued service.

(11)
Vests with respect to 1/4th of the shares of our Class A common stock underlying the stock option on the one-year anniversary of the vesting commencement date and the remaining 3/4th of the shares underlying the stock option vest in equal monthly installments over three years, in each case subject to continued service.

(12)
Vests and settles with respect to 1/4th of the shares of our Class A common stock underlying the stock award on the one-year anniversary of the vesting commencement date and the remaining 3/4th of the shares underlying the award vest and settle in equal quarterly installments over three years, in each case subject to continued service.

2021 Stock Option Exercises and Stock Vested Table
The following table presents, for each of our Named Executive Officers, the number of shares of our common stock acquired upon the exercise of stock options or vesting and settlement of RSUs during the year ended December 31, 2021 and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Brian Armstrong	—	—	—	—
Emilie Choi	831,424	195,899,937	92,101	23,724,978
Alesia Haas	255,500	97,539,112	41,445	10,676,096
Surojit Chatterjee	315,344	102,549,503	—	—
Paul Grewal	239,732	57,713,046	57,693	19,185,808
(1)
These values assume that the fair market value of the Class B common stock underlying certain of the stock options, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of our Class A common stock. Each share of Class B common stock is convertible into one share of Class A common stock at any time at the option of the holder or upon certain transfers of such shares.

(2)
The aggregate value realized upon the exercise of a stock option represents the difference between the aggregate market price of the shares of our Class B common stock, assumed to be equal to our Class A common stock as described in footnote (1) above, on the date of exercise and the aggregate exercise price of the stock option.

(3)	The aggregate value realized upon the vesting and settlement of an RSU is based on the closing price on the Nasdaq of a share of Class A common stock on the date prior to the day of vesting.
Potential Payments Upon Termination or Change of Control as of December 31, 2021
Each of our officers, including our Named Executive Officers, has entered into a participation agreement pursuant to which he or she is a beneficiary of our COC Policy. Pursuant to the COC Policy and their respective participation agreements, in the event that the Named Executive Officer is terminated without “cause” or resigns for “good reason” within three months before or 12 months following a “change of control” of the Company (as such terms are defined in the COC Policy), he or she will be entitled to: (i) an amount equal to twelve months of his or her base salary at the rate in effect immediately prior to such termination, payable in a cash lump-sum, and (ii) to the extent the Named Executive Officer timely elects to receive continued coverage under our group-healthcare plans, we will continue to pay the employer portion of the participant’s premium payments for such continued coverage for a period ending on the earlier of (x) 12 months following the termination date and (y) the date that the Named Executive Officer becomes eligible for coverage under another employer’s plans. In addition, each of the Named Executive Officer’s outstanding equity awards will become vested and exercisable, as applicable, with respect to 100% of the underlying shares, with any performance criteria deemed achieved at the greater of 100% of target or actual projected performance. All such severance payments and benefits are subject to each Named Executive Officer’s execution of a general release of claims against us.
Additionally, in the event that our Named Executive Officers are terminated without “cause” or resign for “good reason” outside of the period three months before or 12 months after a “change of control” (as such terms are defined in the COC Policy), each of our Named Executive Officers will be entitled to (i) an amount equal to six months of his or her base salary at the rate in effect immediately prior to such termination, payable in a cash lump-sum and (ii) to the extent the Named Executive Officer timely elects to receive continued coverage under our group-healthcare plans, we will continue to pay the employer portion of the participant’s premium payments for such continued coverage for a period ending on the earlier of (x) six months following the termination date and (y) the date that the Named Executive Officer becomes eligible for coverage under another employer’s plans. All such severance payments and benefits are subject to each Named Executive Officer’s execution of a general release of claims against us.
Notwithstanding the above, with respect to Mr. Armstrong’s 2020 CEO Performance Award, the stock option award agreement governing the award supersedes any benefits Mr. Armstrong may otherwise be entitled to under the COC Policy with respect to the award. Pursuant to the 2020 CEO Performance Award, in the event of an acquisition (as defined in the stock option award agreement) of the Company, the stock price target milestones will instead be based on the consideration received per share by holders of our Class A common stock at the time of the closing of the acquisition, without giving effect to any contingent payments, effective immediately prior to the effective time of the acquisition transaction.
In the event of Mr. Armstrong’s termination without “cause,” resignation for “good reason,” or death or “disability” (each as defined in the stock option award agreement), or in the event that we and Mr. Armstrong agree that he will serve as the Chairman of our Board of Directors and in an employee role other than Chief Executive Officer, a specified percentage of the unvested shares subject to the 2020 CEO Performance Award will remain outstanding and eligible to vest in accordance with the stock price target milestones with such specified percentage dependent on the length of service between the grant date of the 2020 CEO Performance Award and Mr. Armstrong’s service as Chief Executive Officer. In the event of a termination outside of these circumstances, all unvested shares at the time of the termination will be forfeited. To the extent vested and exercisable, shares subject to the 2020 CEO Performance Award may be exercised by Mr. Armstrong until the earlier of seven years following his termination, the expiration date of the 2020 CEO Performance Award, or an acquisition of the Company. There will be no acceleration of vesting of the 2020 CEO Performance Award upon Mr. Armstrong’s termination (with or without cause), resignation (with or without good reason), death or disability, or in the event of an acquisition.
Mr. Armstrong must hold any shares that he acquires pursuant to the 2020 CEO Performance Award for one year following the date on which such shares become vested or, if earlier, upon an acquisition of the Company, except to satisfy certain tax withholding obligations, or the 10-year term of the stock option.
The table below sets forth the amount of compensation payable to each Named Executive Officer upon (i) the Named Executive Officer’s termination of employment without cause or, as applicable, resignation for good reason, and (ii) the Named Executive Officer’s termination of employment without cause or good reason in connection with or following a change of control of Coinbase. The amounts shown in the table below assume that such termination of employment and/or change of control was effective as of December 31, 2021, and thus are estimates of the amounts that would be paid out to the Named Executive Officers in such circumstances.
	Upon a Qualifying Termination - No Change of Control				Upon a Qualifying Termination - Change of Control
	Cash Severance ($)(1)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)	Total ($)	Cash Severance ($)(1)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)	Total ($)
Brian Armstrong	500,000	4,091	—	504,091	1,000,000	8,182	522,131,695	523,139,877
Emilie Choi	425,000	10,907	—	435,907	850,000	21,814	212,878,171	213,749,985
Alesia Haas	354,500	10,945	—	365,445	709,000	21,889	75,544,041	76,274,930
Surojit Chatterjee	354,500	11,016	—	365,516	709,000	22,032	253,389,550	254,120,582
Paul Grewal	354,500	10,945	—	365,445	709,000	21,889	181,229,954	181,960,843
(1)	The severance amount related to base salary was determined based on the base salaries in effect on December 31, 2021.
(2)
The value of accelerated vesting for stock options is calculated based on the per share closing price of our Class B common stock on the Nasdaq as of December 31, 2021 ($252.37) less, if applicable, the exercise price of each outstanding stock option.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2021, with respect to compensation plans under which shares of our common stock may be issued.
Plan category	Class of Common Stock	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted- average exercise price of outstanding options ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)(#)
		(a)	(b)	(c)
Equity compensation plans approved by security holders	Class A(2)	38,362,107	$21.58	101,221,934(4)
	Class B(3)	6,101,017	$4.04	—
Equity compensation plans not approved by security holders	—	—	—	—
Total	Class A and Class B	44,463,124	$18.69	101,221,934
(1)
The weighted-average exercise price is calculated based solely on outstanding stock options. It does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.

(2)	Includes the 2021 Plan, the 2021 Employee Stock Purchase Plan (the “2021 ESPP”), the 2019 Plan and the 2013 Plan.
(3)	Includes the 2013 Plan.
(4)
Consists of 5,124,884 shares of Class A common stock available under the 2021 ESPP and 36,824,303 shares of Class A common stock available under the 2021 Plan. There are no shares of common stock available for issuance under our 2013 Plan or 2019 Plan, but these plans continue to govern the terms of options and RSUs granted thereunder. Any shares of Class B common stock that are subject to outstanding awards under the 2013 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of Class A common stock under our 2021 Plan. In addition, the number of shares reserved for issuance under our 2021 Plan increased automatically by 10,883,295 on January 1, 2022 and will increase automatically on the first day of January of each of 2023 through 2031 by the number of shares equal to 5% of the total issued and outstanding shares of our common stock as of the immediately preceding December 31 or a lower number approved by our Board of Directors. The number of shares reserved for issuance under our 2021 ESPP increased automatically by 2,176,659 on January 1, 2022 and will increase automatically on the first day of January of each year during the term of the 2021 ESPP by the number of shares equal to 1% of the total outstanding shares of our common stock as of the immediately preceding December 31 or a lower number approved by our Board of Directors or the Compensation Committee. These increases are not reflected in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022, by:
•	each of our Named Executive Officers;
•	each of our directors or director nominees;
•	all of our directors and executive officers as a group; and
•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our Class A common stock or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.
Applicable beneficial ownership percentages are based on 169,421,664 shares of Class A common stock and 48,309,952 shares of Class B common stock outstanding as of March 31, 2022. Shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2022, RSUs that are expected to vest and settle within 60 days of March 31, 2022, or shares purchasable under our 2021 ESPP within 60 days of March 31, 2022, are deemed to be outstanding and to be beneficially owned by the person holding the stock options, RSUs, or right to purchase shares under the 2021 ESPP for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Number	Percent	Number	Percent	Percent of Total Voting Power(1)
Named Executive Officers and Directors:
Brian Armstrong(2)	5,943,572	3.4	33,656,301	69.7	59.5
Emilie Choi(3)	1,657,411	*	110,000	*	*
Alesia Haas(4)	329,035	*	1,094,500	2.2	1.9
Surojit Chatterjee(5)	1,752,196	1.0	—	—	*
Paul Grewal(6)	767,759	*	—	—	*
Marc L. Andreessen(7)	14,232,369	8.4	—	—	1.3
Frederick Ernest Ehrsam III(8)	3,718,430	2.2	14,636,793	30.3	26.1
Kathryn Haun(9)	213,499	*	—	—	*
Kelly A. Kramer(10)	10,941	*	—	—	*
Tobias Lütke(11)	25,500	*	—	—	*
Gokul Rajaram(12)	10,865	*	—	—	*
Fred Wilson(13)	439,928	*	—	—	*
All executive officers and directors as a group (12 persons)(14)	29,101,505	15.8	49,497,594	99.9	87.1
Other 5% Stockholders:
Entities affiliated with Andreessen Horowitz(15)	14,018,115	8.3	—	—	1.2
*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock
(1)
Percentage of total voting power represents voting power with respect to all shares of our common stock, as a single class outstanding as of March 31, 2022. The holders of our Class B common stock are entitled to twenty votes per share, and holders of our Class A common stock are entitled to one vote per share. Shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2022, RSUs that are expected to vest and settle within 60 days of March 31, 2022, or shares purchasable under our 2021 ESPP within 60 days of March 31, 2022, are deemed to be outstanding and to be beneficially owned by the person holding the stock options, RSUs, or right to purchase shares under the 2021 ESPP for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Represents (i) 5,913,854 shares underlying options to purchase Class A common stock that are exercisable within 60 days of March 31, 2022; (ii) 29,715 shares of Class A common stock held by The Brian Armstrong Living Trust; (iii) 25,159,766 shares of Class B common stock held by The Brian Armstrong Living Trust;); (iv) 7,546,045 shares of Class B common stock held by the Brian Armstrong 2020 Grantor Retained Annuity Trust; and (v) 950,490 shares of Class B common stock held by The Ehrsam 2014 Irrevocable Trust, of which Mr. Armstrong is trustee.
(3)
Represents (i) 66,457 shares of Class A common stock; (ii) 1,442,052 shares underlying options to purchase Class A common stock that are exercisable within 60 days of March 31, 2022; (iii) 110,000 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of March 31, 2022; (iv) 27,311 shares of Class A common stock subject to RSUs that are settleable within 60 days of March 31, 2022; (v) a maximum of 14 shares of Class A common stock that are issuable under our 2021 ESPP within 60 days of March 31, 2022; (vi) 50,208 shares of Class A common stock held by the Starvurst Annuity Trust; (vii) 49,643 shares of Class A common stock held by the Starvurst Exempt Trust; and (viii) 21,726 shares of Class A common stock held by the Coinbase Annuity Trust.

(4)
Represents (i) 7,410 shares of Class A common stock; (ii) 288,225 shares underlying options to purchase Class A common stock that are exercisable within 60 days of March 31, 2022; (iii) 1,094,500 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of March 31, 2022; (iv) 12,504 shares of Class A common stock subject to RSUs that are settleable within 60 days of March 31, 2022; and (v) 20,896 shares of Class A common stock held by ACB 2021, LLC.

(5)
Represents (i) 1,164 shares of Class A common stock; (ii) 1,743,461 shares underlying options to purchase Class A common stock that are exercisable within 60 days of March 31, 2022; (iii) 2,143 shares of Class A common stock subject to RSUs that are settleable within 60 days of March 31, 2022; (iv) a maximum of 84 shares of Class A common stock that are issuable under our 2021 ESPP within 60 days of March 31, 2022; and (v) 5,344 shares of Class A common stock held by the Chatterjee Family Revocable Trust.

(6)
Represents (i) 36,306 shares of Class A common stock; (ii) 715,660 shares underlying options to purchase Class A common stock that are exercisable within 60 days of March 31, 2022; (iii) 15,709 shares of Class A common stock subject to RSUs that are settleable within 60 days of March 31, 2022; and (iv) a maximum of 84 shares of Class A common stock that are issuable under our 2021 ESPP within 60 days of March 31, 2022.

(7)
Represents (i) 211,686 shares of Class A common stock held by the LAMA Community Trust; (ii) 2,568 shares of Class A common stock held by AD Holdings, LLC, of which Mr. Andreessen is a trustee, and (iii) 14,018,115 shares of Class A common stock held by entities affiliated with Andreessen Horowitz, as reflected in footnote 15 below. Mr. Andreessen, a member of our Board of Directors, is a general partner of Andreessen Horowitz, and therefore, may be deemed to share voting and investment power with regard to the shares held directly by LAMA Community Trust, AD Holdings, LLC, and Andreessen Horowitz. The address for Mr. Andreessen is c/o Andreessen Horowitz, 2865 Sand Hill Road, Suite 101, Menlo Park, CA 94025.

(8)
Represents (i) 1,133,465 shares of Class A common stock held by The Frederick Ernest Ehrsam III Living Trust; (ii) 1,213 shares of Class A common stock subject to RSUs that are settleable within 60 days of March 31, 2022; (iiI) 5,872,707 shares of Class B common stock held by The Frederick Ernest Ehrsam III Living Trust; (iv) 2,927,343 shares of Class B common stock held by the Frederick Ernest Ehrsam III 2020 Grantor Retained Annuity Trust; (v) 601,637 shares of Class B common stock held by the Brian Armstrong Legacy Trust, of which Mr. Ehrsam is trustee; (vI) 3,089,574 shares of Class B common stock held by The Armstrong 2014 Irrevocable Trust, of which Mr. Ehrsam is trustee (viI) 2,145,532 shares of Class B common stock held by the Brian Armstrong 2018 Irrevocable Trust, of which Mr. Ehrsam is trustee, and (viiI) 2,583,752 shares of Class A common stock held by Paradigm Fund L.P. Mr. Ehrsam, a member of our Board of Directors, is a managing member of Paradigm Fund L.P., and, therefore, may be deemed to have voting and investment power with regard to the shares held directly by Paradigm Fund L.P.

(9)
Represents (i) 26,054 shares of Class A common stock; (ii) 3,705 shares of Class A common stock subject to RSUs that are settleable within 60 days of March 31, 2022; (iii) 126,364 shares of Class A common stock held by Gheradesca Annuity Trust; and (iv) 57,376 shares of Class A common stock held by Gheradesca LLC.

(10)	Represents (i) 9,671 shares of Class A common stock, and; (ii) 1,270 shares of Class A common stock subject to RSUs that are settleable within 60 days of March 31, 2022.
(11)	Represents 25,500 shares of Class A common stock held by 7910240 Canada Inc, of which Mr. Lütke is the sole director.
(12)	Represents (i) 9,671 shares of Class A common stock, and; (ii) 1,194 shares of Class A common stock subject to RSUs that are settleable within 60 days of March 31, 2022.
(13)
Represents (i) 241,973 shares of Class A common stock; (ii) 195,539 shares of Class A common stock held by The Fred and Joanne Wilson 2012 Delaware Trust; and (iii) 2,416 shares of Class A common stock held by FJW Partners LLC of which Mr. Wilson and his spouse are managing members.

(14)
Represents (i) 18,933,022 shares of Class A common stock; (ii) 49,497,594 shares of Class B common stock; (iii) 10,103,252 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of March 31, 2022; (iv) 1,204,500 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of March 31, 2022; (v) 65,049 shares of Class A common stock subject to RSUs that are settleable within 60 days of March 31, 2022; and (vi) a maximum of 182 shares of Class A common stock that are issuable under our 2021 ESPP within 60 days of March 31, 2022.

(15)
Represents (i) 10,761,104 shares of Class A common stock held by Andreessen Horowitz Fund III, L.P. for itself and as nominee for Andreessen Horowitz Fund III-A, L.P., Andreessen Horowitz Fund III-B, L.P., and Andreessen Horowitz Fund III-Q, L.P., which are collectively referred to as the “Andreessen Horowitz Fund III Entities”; (ii) 2,263,232 shares of Class A common stock held by Andreessen Horowitz LSV Fund I, L.P., for itself and as nominee for Andreessen Horowitz LSV Fund I-B, L.P. and Andreessen Horowitz LSV Fund I-Q, L.P., which are collectively referred to as the “Andreessen Horowitz LSV Fund I Entities”; (iii) 890,493 shares of Class A common stock held by AH Parallel Fund III, L.P. for itself and as nominee for AH Parallel Fund III-A, L.P., AH Parallel Fund III-B, L.P., and AH Parallel Fund III-Q, L.P., which are collectively referred to as the “AH Parallel Fund III Entities”; and (iv) 103,286 shares of Class A common stock held by a16z Seed-III, LLC, which is referred to as “a16z Seed”. AH Equity Partners III, L.L.C. (“AH Equity Partners III”), the general partner of the Andreessen Horowitz Fund III Entities, has sole voting and dispositive power with regard to the shares held by the Andreessen Horowitz Fund III Entities. AH Equity Partners LSV I, L.L.C. (“AH Equity Partners LSV I”), the general partner of the Andreessen Horowitz LSV Fund I Entities, has sole voting and dispositive power with regard to the shares held by the Andreessen Horowitz LSV Fund I Entities. AH Equity Partners III (Parallel), L.L.C. (“AH Equity Partners III (Parallel)”), the general partner of the AH Parallel Fund III Entities, has sole voting and dispositive power with regard to the shares held by the AH Parallel Fund III Entities. The shares held directly by a16z Seed are indirectly held by the Andreessen Horowitz Fund III Entities, the members of a16z Seed. AH Equity Partners III, the general partner of the Andreessen Horowitz Fund III Entities, has sole voting and dispositive power with regard to the shares held by a16z Seed. Marc Andreessen and Benjamin Horowitz are the managing members of each of AH Equity Partners III, AH Equity Partners LSV I, and AH Equity Partners

III (Parallel) and may be deemed to share voting and investment power with regard to shares held by the Andreessen Horowitz Fund III Entities, the Andreessen Horowitz LSV Fund I Entities, the AH Parallel Fund III Entities and a16z Seed. The address for each of these entities is 2865 Sand Hill Road, Suite 101, Menlo Park, CA 94025.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE
This report of the Audit and Compliance Committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (“Securities Act”) or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Our Audit and Compliance Committee has reviewed and discussed with our management and Deloitte & Touche LLP our audited consolidated financial statements for the year ended December 31, 2021. Our Audit and Compliance Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees” and the Securities and Exchange Commission.
Our Audit and Compliance Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our Audit and Compliance Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from us.
Based on the review and discussions referred to above, our Audit and Compliance Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.
Submitted by the Audit and Compliance Committee
Kelly A. Kramer, Chair
Frederick Ernest Ehrsam III
Fred Wilson

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which (i) the amounts involved exceeded or will exceed $120,000 and (ii) any of our directors, nominees for director, executive officers, or beneficial holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Shopify
We have a partnership with Shopify, Inc. (“Shopify”) where we integrate with certain Shopify products in the ordinary course of business, including payment processing services related to their Payments Partner Platform (the “Shopify Services”). For the year ending December 31, 2022, we expect to make payments of over $120,000 to Shopify in connection with the Shopify Services.
Tobias Lütke, a member of our Board of Directors, is a director and the Chief Executive Officer of Shopify. As a result, Mr. Lütke may be deemed to have an indirect material interest in the Shopify Services. Our Audit and Compliance Committee reviewed and approved the Shopify Services pursuant to our Related Party Transactions Policy.
Coinbase Ventures
From time to time in the ordinary course, we invest in companies through Coinbase Ventures, our venture capital arm, and certain of those investments are into companies in which entities affiliated with our directors, executive officers, or holders of more than 5% of our capital stock hold a 10% or greater equity interest. During the applicable period, no such investment exceeded $1,000,000, except for those transactions listed below:
In September 2021, we invested $150.0 million in Chain Labs Private Limited (“CoinSwitch Kuber”). In December 2021, we invested an additional $0.9 million in CoinSwitch Kuber. At the time of the investment, entities affiliated with Paradigm Fund, where Mr. Ehrsam, a member of our Board of Directors, is a managing partner, held a greater than 10% equity interest in CoinSwitch Kuber.
In December 2021, we purchased $49.0 million of stock of Ozone Networks, Inc. (“OpenSea”). At the time of investment, entities affiliated with Andreessen Horowitz, a holder of more than 5% of our capital stock, where Mr. Andreessen, a member of our Board of Directors, is a general partner, and Ms. Haun, a member of our Board of Directors, was a general partner during 2021, held a greater than 10% equity interest in OpenSea. Ms. Haun is also a member of the Board of Directors of OpenSea.
Our Audit and Compliance Committee reviewed and approved these investments pursuant to our Related Party Transactions Policy.
Other Transactions
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers.
Certain of our executive officers, directors, and holders of more than 5% of our capital stock, and immediate family members of, or persons sharing households with, such individuals, have accounts on our platform and use our products and services in the ordinary course. Similar to our other customers, these individuals and entities pay us transaction and other fees related to such use.
Other than as described above, from January 1, 2021 through the date of this Proxy Statement, there have been no transactions, and there are currently no proposed transactions, involving an amount in excess of $120,000 in which Coinbase has been (or will be) a participant and in which any related had (or will have) a direct or indirect material interest.
Policies and Procedures for Related Party Transactions
Our Audit and Compliance Committee is responsible for reviewing and approving or disapproving all related party transactions. We have adopted written policies and procedures regarding the identification of related parties and transactions, and the approval process for such transactions. Under these policies, any related party transaction will be referred to our Audit and Compliance Committee and such transaction will be evaluated by the disinterested members of our Audit and Compliance Committee. The Audit and Compliance Committee will consider each proposed transaction in light of the specific facts and circumstances presented, including but not limited to the related party’s relationship to the Company and interest in the transaction, the material facts of the proposed transaction, the rationale for the proposed transaction, and any other relevant information with the respect to the proposed transaction.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting. The Annual Meeting will be held virtually on Wednesday, June 1, 2022 at 9:30 a.m. Pacific Time. The Annual Meeting will be a completely virtual meeting. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/COIN2022, where you will be able to listen to the meeting live and vote your shares online during the meeting. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report is first being mailed on or about April 20, 2022 to all stockholders entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.
What matters am I voting on?
You will be voting on:
•	the election of three directors with each to serve for a one-year term expiring at our 2023 annual meeting of stockholders and until such director’s successor is duly elected and qualified;
•	a proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2022;
•	a proposal to approve, on an advisory basis, the compensation of our Named Executive Officers;
•	a proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our Named Executive Officers; and
•	any other business as may properly come before the Annual Meeting.
How does the Board of Directors recommend I vote on these proposals?
Our Board of Directors recommends a vote:
•
“FOR ALL” nominees in the election of Frederick Ernest Ehrsam III, Tobias Lütke, and Fred Wilson as directors to serve on our Board of Directors until our 2023 annual meeting of stockholders or until such director’s successor is duly elected and qualified;

•	“FOR” the ratification of the appointment Deloitte as our independent registered public accounting firm for the year ending December 31, 2022;
•	“FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers; and
•	“THREE YEARS” for the proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our Named Executive Officers.
Who is entitled to vote? How many shares can I vote?
Holders of our common stock as of the close of business on April 8, 2022 (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 173,609,248 shares of our Class A common stock outstanding and 48,309,952 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Holders may vote all shares of our common stock that they owned as of the Record Date. Stockholders are not permitted to cumulate votes with respect to the election of directors. In deciding all matters at the Annual Meeting, each share of Class A common stock represents one vote and each share of Class B common stock represents 20 votes.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this section, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. You are also invited to attend the Annual Meeting and vote your shares of our common stock live by following the instructions provided on your Notice or the instructions that accompanied your proxy materials to attend the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank, or other nominee will provide a voting instruction form for you to use. Throughout this section, we refer to stockholders who hold their shares through a broker, bank, or other nominee as “street name stockholders.”
How many votes are needed for approval of each proposal?
•
Proposal No. 1: The election of directors requires a plurality of the votes cast by the holders of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the three nominees who receive the largest number of votes cast “FOR” such nominees are elected as directors. As a result, any shares not voted “FOR” a particular nominee, whether as a result of a withhold vote or a broker non-vote (described below), will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR ALL,” “WITHHOLD ALL,” or vote “FOR ALL EXCEPT” one or more of the director nominees you specify. Broker non-votes will have no effect on the outcome of this proposal.

•
Proposal No. 2 and 3: The ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2022 and approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers each require the affirmative vote of the holders of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon that are voted “FOR” or “AGAINST” the applicable proposal. If the number of votes cast “FOR” either such proposal exceeds the number of votes cast “AGAINST” either such proposal, then the applicable proposal will be deemed approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to these proposals. Abstentions (shares present at the Annual Meeting and marked “abstain”) are counted for purposes of determining whether a quorum is present but will have no effect on the outcome of these proposals. Broker non-votes will also have no effect on the outcome of these proposals.

•
Proposal No. 4: The non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our Named Executive Officers will provide stockholders with the opportunity to choose among four options with respect to this proposal. You may vote for holding the non-binding advisory vote to approve the compensation of our Named Executive Officers every “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or vote for “ABSTAIN.” The frequency receiving the greatest number of votes cast by stockholders will be deemed to be the preferred frequency option of our stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

With respect to Proposals 2, 3, and 4, because these proposals are an advisory vote, the result will not be binding on our Board of Directors, our Audit and Compliance Committee, our Compensation Committee, or the Company. However, our Board of Directors, the Audit and Compliance Committee, and the Compensation Committee will consider the outcome of the votes when making future decisions regarding the Company’s independent auditor appointment, Named Executive Officer compensation, and the frequency of holding future non-binding advisory votes on the compensation of our Named Executive Officers.

What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our Bylaws and Delaware law. The presence, virtually or by proxy, of the holders of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•	by internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 31, 2022 (please have your Notice or proxy card in hand when you visit the website);
•
by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on May 31, 2022 (please follow the instructions on your proxy card or voting instruction form from your broker provided to you by email or over the internet);

•	by completing and mailing your proxy card (if you received printed proxy materials) to be received prior to the Annual Meeting; or
•
by attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/COIN2022, where you may vote and submit questions during the meeting. Please have your Notice, proxy card or the instructions that accompanied your proxy materials in hand when you visit the website.

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to direct your broker, bank, or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form and may be able to vote by telephone or on the internet, depending on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•	entering a new vote by internet or by telephone;
•	completing and returning a later-dated proxy card;
•	notifying the Secretary of Coinbase via email to secretary@coinbase.com; or
•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank, or other nominee can provide you with instructions on how to change or revoke your vote.
What do I need to do to attend and participate in the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which we believe is aligned with our values as a remote-first company and enables participation from our global community. Stockholders of record and street name stockholders with a legal proxy from their broker, bank or other nominee will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/COIN2022, which will allow such stockholders to submit questions during the meeting and vote shares electronically at the meeting.
We designed the format of the virtual Annual Meeting to ensure that our stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation, and communication through online tools. The virtual format facilitates stockholder attendance and participation by enabling stockholders to participate fully and equally from any location around the world.
During the meeting, you will have the ability to submit questions real-time via the virtual meeting website, with a limit of one question per stockholder. We will answer questions submitted in accordance with the meeting rules of conduct in the time allotted for the meeting. Only questions pertaining to the proposals to be acted on at the Annual Meeting will be answered and we reserve the right to exclude questions that are, among other things, irrelevant to meeting matters, irrelevant to the business of Coinbase, related to material nonpublic information of the Company, related to personal matters or grievances, derogatory or in bad taste, related to pending or threatened litigation, or that are otherwise inappropriate (as determined by the chair of the Annual Meeting or Secretary). Questions should be succinct and cover only one topic. Questions that are substantially similar may be grouped and answered together to avoid repetition.
To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card or the instructions that accompanied your proxy materials to attend the Annual Meeting. The Annual Meeting webcast will begin promptly at 9:30 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:15 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians to assist you if you experience technical difficulties accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 844-986-0822 (domestic) or 303-562-9302 (international).
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Brian Armstrong and Paul Grewal have been designated as proxy holders by our Board of Directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting pursuant to our Bylaws, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned or postponed, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report, primarily via the internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 20, 2022 to all stockholders entitled to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice (www.proxyvote.com). Stockholders may also request to receive proxy materials for this Annual Meeting or future meetings of stockholders in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
What does it mean if I receive more than one Notice, proxy card or voting instruction form?
It generally means that some of your shares are registered differently or are in more than one account. Please provide voting instructions for all Notices, proxy cards and voting instruction forms you receive.
How are proxies solicited for the Annual Meeting?
Our Board of Directors and employees are soliciting proxies for the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for beneficial owners are generally required to vote such shares in the manner directed by such beneficial owners. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2022. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you. We refer to the absence of a vote, including on a non-routine proposal, where the broker has not received instructions as a “broker non-vote.” Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the Notice or proxy materials. How may I obtain an additional copy?
We have adopted a procedure approved by the SEC called “householding” which will reduce our printing costs and postage fees. Under this procedure, multiple stockholders residing at the same address will receive a single copy of the Notice or, as applicable, proxy materials unless the stockholder notified us that they wish to receive multiple copies of such materials. Stockholders may revoke their consent to householding at any time by contacting Broadridge Financial Services, Inc. (“Broadridge”) either by calling toll-free at 1-866-540-7095, or by writing to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. We will remove you from the householding program within 30 days of receipt of your request, following which you will receive multiple copies of such materials.
If you are a stockholder of record, upon written or oral request, we will promptly deliver a separate copy of the Notice or proxy materials to such stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy of the Notice or proxy materials, such stockholder may contact Broadridge by:
•	Internet: www.proxyvote.com
•	Telephone: 1-800-579-1639
•	Email: sendmaterial@proxyvote.com
Additionally, stockholders of record who share the same address and receive multiple copies of the Notice or proxy materials can request a single copy of such materials by contacting Broadridge at the address, email address, or telephone number above.
Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner.
For a stockholder proposal to be considered for inclusion in our proxy statement for the 2023 annual meeting of stockholders, our Secretary must receive the written proposal via email to secretary@coinbase.com not later than December 21, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
Our Bylaws also establish a process for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Among other things, our Bylaws provide that for business to be properly brought before an annual meeting of stockholders: (i) timely notice of such business must be provided to our Secretary and such notice must contain the information specified in our Bylaws and be updated and supplemented as required by our Bylaws, (ii) such business must be a proper matter for stockholder action, and (iii) if a solicitation notice has been provided, a proxy statement and form of proxy must be properly delivered in accordance with our Bylaws. For more information, see the section titled “—Availability of Bylaws.” To be timely for the 2023 annual meeting of stockholders, our Secretary must receive the written notice via email to secretary@coinbase.com:
•	not earlier than 5:00 p.m. Eastern Time February 1, 2023; and
•	not later than 5:00 p.m. Eastern Time on March 3, 2023.
In the event that we hold the 2023 annual meeting of stockholders more than 30 days before or more than 70 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than 5:00 p.m. Eastern Time on the 120th day before the 2023 annual meeting of stockholders and no later than 5:00 p.m. Eastern Time on the later of the following two dates:
•	the 90th day prior to the 2023 annual meeting of stockholders; or
•	the 10th day following the day on which public announcement of the date of the 2023 annual meeting of stockholders is first made.
If a stockholder who has properly notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Recommendation and Nomination of Director Candidates
Holders of our common stock may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Secretary at secretary@coinbase.com.
In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under the section titled “—Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our Bylaws is available on our website at investor.coinbase.com and via the SEC’s website at www.sec.gov. You may also obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates by sending a written request to our Investor Relations team at investor@coinbase.com.

OTHER MATTERS AND ADDITIONAL INFORMATION
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the year ended December 31, 2021, except, due to administrative error: one late Form 3 filing made on behalf of Brian Armstrong, dated April 16, 2021, to include the Brian Armstrong Living Trust as a joint filer; one late Form 4 filing made on behalf of Jennifer Jones, dated August 24, 2021, to report an RSU award granted on August 12, 2021; and one late Form 4 filing made on behalf of Emilie Choi, dated August 24, 2021, to report a sale on April 15, 2021.
Available Information
Our financial statements for the year ended December 31, 2021 are included in our Annual Report, which we provide to our stockholders at the same time as this Proxy Statement. Our Annual Report and this Proxy Statement are also available on our Investor Relations website at investor.coinbase.com, by clicking “SEC Filings” in the “Financials” dropdown list. A copy of our Annual Report, including the financial statements, and Proxy Statement are available without charge upon request to Broadridge by contacting them via (1) www.proxyvote.com, (2) 1-800-579-1639, or (3) sendmaterial@proxyvote.com.
*  *  *
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
By Order of the Board of Directors,

Paul Grewal
Chief Legal Officer & Secretary

coinbase

COINBASE GLOBAL, INC.
C/O BROADRIDGE FINANCIAL SOLUTIONS
POST OFFICE BOX 9112
FARMINGDALE, NY 11735-9544

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 31, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/COIN2022**

The meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively via live webcast. You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 31, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D74343-P64442 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COINBASE GLOBAL, INC.

The Board of Directors recommends you vote FOR ALL the listed nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Frederick Ernest Ehrsam III
02) Tobias Lütke
03) Fred Wilson

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

Note: The proxy holders will vote in their discretion on such other business as may properly come before the meeting or any adjournment or postponement thereof. **If no direction is made, this proxy will be voted "FOR ALL" for Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3, and "3 YEARS" for Proposal 4.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, and Annual Report are available at www.proxyvote.com.

D74344-P64442

COINBASE GLOBAL, INC.
Annual Meeting of Stockholders
June 1, 2022, at 9:30 a.m. PT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Coinbase Global, Inc. hereby appoint(s) Brian Armstrong and Paul Grewal, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of Coinbase Global, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. PT on June 1, 2022, virtually at www.virtualshareholdermeeting.com/COIN2022, and any adjournment or postponement thereof, in accordance with the instructions set forth on the reverse side of this proxy card.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies are authorized to vote in their discretion upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof.

Continued and to be signed on reverse side